                                                                    EXHIBIT 10.6

                                    SUBLEASE

                                     between

                            LUCENT TECHNOLOGIES INC.,

                                 as Sublandlord

                                       and

                         PENINSULA PHARMACEUTICALS INC.

                                  as Subtenant

                      1701 Harbor Bay Parkway, Alameda, CA

DATED:  October 30, 2002

                                TABLE OF CONTENTS

                                                                                                                     PAGE
1.       Demise..................................................................................................      1

2.       Sublease Subject And Subordinate To Prime Lease.........................................................      2

3.       Sublandlord's Obligations Under Prime Lease.............................................................      3

4.       Limitations On Sublandlord's Liability..................................................................      3

5.       Term....................................................................................................      4

6.       Condition Of The Subleased Premises, Completion Of Work And Occupancy Of The Subleased Premises
         By Subtenant............................................................................................      4

7.       Rent....................................................................................................      6

8.       Subtenant's Share Of Operating Costs And Taxes..........................................................      7

9.       Use....................................................................................................      10

10.      Compliance With Laws...................................................................................      10

11.      Environmental Compliance...............................................................................      11

12.      Repairs And Maintenance................................................................................      11

13.      Services And Utilities.................................................................................      12

14.      Alterations............................................................................................      14

15.      Assignment And Subletting..............................................................................      16

16.      Damage Or Destruction..................................................................................      18

17.      Eminent Domain.........................................................................................      18

18.      Insurance..............................................................................................      19

19.      Subrogation And Waiver.................................................................................      20

20.      Release And Indemnity..................................................................................      20

21.      Subordination..........................................................................................      21

22.      Rights Reserved To Sublandlord.........................................................................      21

23.      Rules And Regulations..................................................................................      22

24.      Default, Rights And Remedies...........................................................................      22

25.      Expiration And Termination Of Sublease And Holding Over................................................      24

26.      Quiet Enjoyment........................................................................................      25

27.      Sublandlord's And Subtenant's Power To Execute.........................................................      25

28.      Estoppel Certificate...................................................................................      26

29.      No Recording...........................................................................................      26

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                     PAGE
30.      Default Interest.......................................................................................      26

31.      Governing Law..........................................................................................      26

32.      Notices................................................................................................      26

33.      Limitation Of Liability................................................................................      27

34.      Subtenant's Property And Other Taxes...................................................................      27

35.      Non-Waiver.............................................................................................      28

36.      Entire Agreement.......................................................................................      28

37.      Binding Effect.........................................................................................      28

38.      Consent Of Prime Landlord..............................................................................      28

39.      Brokers................................................................................................      29

40.      Time...................................................................................................      29

41.      Security Deposit.......................................................................................      29

42.      Renewal Option.........................................................................................      30

43.      Waiver Of Trial By Jury................................................................................      33

44.      Counterparts...........................................................................................      33

45.      Severability...........................................................................................      33

46.      Notice And Cure Rights Of Sublandlord..................................................................      33

47.      Sublandlord's Reserved Rights..........................................................................      33

SIGNATURES......................................................................................................      36

EXHIBIT A  THE SUBLEASED PREMISES...............................................................................      37

EXHIBIT B  FURNITURE............................................................................................      38

EXHIBIT C  WIRING...............................................................................................      39

EXHIBIT D  CLEANING SPECIFICATIONS..............................................................................      40

EXHIBIT E  RULES AND REGULATIONS................................................................................      43

EXHIBIT F  LETTER OF CREDIT.....................................................................................      48

                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT ("Sublease") made as of this 30th day of October, 2002 by and between LUCENT TECHNOLOGIES INC., a Delaware corporation ("SUBLANDLORD"), and PENINSULA PHARMACEUTICALS INC., a Delaware corporation ("SUBTENANT").

                                   WITNESSETH:

         WHEREAS, Sublandlord, as tenant, entered into that certain Master Lease of Land and Improvements dated as of May 4,2000, with SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation, as landlord ("Prime Landlord") (such Master Lease together with all exhibits, including without limitation the Lease Supplements and Operative Documents (as such terms are defined in such Master Lease), schedules and other attachments thereto, and as amended or modified from time to time, being herein referred to as the "PRIME LEASE"); with respect to certain land and property including the Lucent Technologies Campus, Harbor Bay Parkway, Alameda, California, consisting of 6 buildings containing a total of approximately 380,000 rentable square feet of space as more particularly described therein (the "PROPERTY");

         WHEREAS, Subtenant acknowledges and agrees that it has received a copy of the Prime Lease, and that Subtenant has reviewed the same and is familiar with the terms and provisions thereof,

         WHEREAS, Subtenant desires to sublease from Sublandlord the space shown on Exhibit A hereto (the "Subleased Premises") which Subleased Premises shall be deemed to contain approximately 7,500 rentable square feet) on a portion of the first floor of the building located at 1701 Harbor Bay Parkway, Alameda, California (the "Building") which Building is deemed to contain for purposes of this Sublease 58,034 rentable square feet; and

         WHEREAS, Sublandlord is willing to sublease the Subleased Premises to Subtenant, subject to the terms and conditions hereof

         NOW THEREFORE, Sublandlord and Subtenant, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each with intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

         1.       Demise.

                  (a) Subject to the terms and provisions of this Sublease, Sublandlord hereby demises and subleases to Subtenant and Subtenant hereby accepts and subleases from Sublandlord, 7,500 rentable square feet of space located on the first floor of the Building as more particularly shown on the floor plan which is attached hereto as Exhibit A (the "Subleased Premises"). Sublandlord further confers upon Subtenant, and Subtenant accepts from Sublandlord, a non-exclusive right and license (in common with Sublandlord, other tenants, subtenants, licensees or occupants of the Building and Property, including Sublandlord) to use the common areas of the Building for ingress and egress to and from the Subleased Premises, subject to the terms and conditions of the Prime Lease and this Sublease.

                                       1.

                  (b) Sublandlord reserves the right without Subtenant's consent, on one-hundred and twenty (120) days' written notice to Subtenant, to substitute other premises within one of the buildings on the Property, provided that:

                           (i) the substituted premises are substantially similar and contain net rentable square footage equal to or greater than the Subleased Premises and the improvements in the substituted premises are of the same or greater level and quality as in the Subleased Premises;

                           (ii) the rental rate shall be the same as then existing under this Sublease, and Subtenant shall not be obligated to pay for more square footage than in the original Subleased Premises;

                           (iii) The Sublandlord or any new Landlord, provides Subtenant with an option to extend then current Term of this lease for an additional 24 months at Fair Market Rent (as defined in Section 42(b)).

Subtenant shall cooperate with Sublandlord in connection with the relocation, including, without limitation, timely responding to any requests for review and approval of proposed plans for tenant improvements for and configuration of the substituted premises. Sublandlord shall pay all of Subtenant's reasonable out of pocket costs of the following expenses incidental to such substitution of premises: (1) physical movement of Subtenant's furniture and all of the furniture currently supplied to Subtenant by Sublandlord, furnishings, equipment, books and files, signage, Subtenant's improvements, from the Subleased Premises to the substituted premises, (2) installation, wiring and hook-up charges for Subtenant's telephone, computer and related equipment, (3) relocation and installation of photocopy and word processing equipment, if any, located in the Subleased Premises, (4) a reasonable supply of new stationery and business cards, not in excess of a one-hundred and eighty (180) day supply, if Subtenant determines, in its sole discretion, that Subtenant's stationery and business cards in use at the date of Sublandlord's notice would be rendered obsolete by virtue of such substitution, (5) any costs associated with modifying, relabeling, reworking, or any other required modifications of the Subtenants products, samples, supplies, inventory and/or any other items requiring changes as a result of the substitution, (6) costs associated with the notification of the relocation with customers, vendors, employees, consultants, partners, regulatory authorities, and any other key contacts provided that the aggregate total of all out-of-pocket costs shall not exceed $100,000.00, (7) new signage, if needed, and (8) all other actual costs related to the actual move.

         2.       Sublease Subject and Subordinate to Prime Lease.

                  (a) This Sublease (and any and all of Subtenant's rights and Sublandlord's obligations hereunder) is subject to all of the terms and provisions of, and is subordinate to, the Prime Lease. In the event of the termination of the Prime Lease for any reason, or the termination of the Sublandlord's right of possession of the Subleased Premises for any reason, then this Sublease shall automatically terminate concurrently therewith. Subtenant agrees: (i) to accept performance by Sublandlord of any of the terms, provisions and agreements contained in this Sublease which are obligations of Sublandlord under this Sublease, and (ii) to the extent Sublandlord elects (in its sole and absolute discretion) to perform any of the duties or obligations of the Prime Landlord under the Prime Lease, to accept such performance by Sublandlord.

                                       2.

                  (b) Upon any termination of the Prime Lease and provided Subtenant is not in default of this Sublease, Subtenant shall be obligated at Prime Landlord's written election (which election must be consented to by Lender (as such term is defined in the Prime Lease), if any), to attorn to and recognize Prime Landlord as the lessor under this Sublease, whereupon this Sublease shall continue as a direct lease between the Subtenant and Prime Landlord upon all the terms and conditions of this Sublease.

                  (c) Subtenant agrees that it shall take no action in violation of the Prime Lease.

         3.       Sublandlord's Obligations under Prime Lease.

                  (a) Provided that an Event of Default (as hereinafter defined) shall not have occurred hereunder, Sublandlord shall perform those obligations of the "Tenant" under the Prime Lease (including, without limitation, the payment of "Base Rent" and "Additional Rent").

                  (b) Sublandlord. shall take all such actions as are reasonable to cause Prime Landlord's compliance with the terms and provisions of the Prime Lease to the extent such terms and provisions relate to the Subleased Premises provided, however, that, Sublandlord shall have no obligation to exercise or enforce any self-help rights of Sublandlord under the Prime Lease or otherwise, and Sublandlord shall have no obligation to make any out-of-pocket expenditures in connection therewith or to institute (or threaten to institute) any legal proceedings. Notwithstanding anything to the contrary contained in the foregoing or elsewhere in this Sublease, Sublandlord shall have no liability to Subtenant for Prime Landlord's failure to: (i) comply with any of the terms or provisions of the Prime Lease or (ii) perform any of Prime Landlord's obligations thereunder.

         4.       Limitations on Sublandlord's Liability.

                  (a) Sublandlord shall not be required to perform any of the obligations of the Prime Landlord under the Prime Lease, and insofar as any of the obligations of the Sublandlord hereunder are required to be performed under the Prime Lease by the Prime Landlord thereunder, Subtenant shall rely on and look solely to the Prime Landlord for the performance thereof. If the Prime Landlord shall default in the performance of any of its obligations under the Prime Lease pertaining to the Subleased Premises, Subtenant shall have the right, at Subtenant's expense and upon prior notice to Sublandlord and in the name of Sublandlord to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord's obligations thereunder. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from or is alleged to arise out of or result from Subtenant's exercise of its rights under this subsection, and Subtenant shall provide to Sublandlord such security for said indemnity as Sublandlord may in its discretion deem appropriate. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease. No such failure or refusal shall constitute an eviction, actual or constructive, and shall not be entitled to cancel this Sublease or to any abatement of the Rent reserved herein.

                  (b) Notwithstanding anything to the contrary contained in this Sublease, any covenants, representations, indemnifications or other undertakings of Prime Landlord under the

                                       3.

Prime Lease shall not be deemed to be made by, or otherwise constitute obligations of Sublandlord under this Sublease.

                  (c) Notwithstanding anything to the contrary contained in the foregoing or elsewhere in this Sublease, Sublandlord shall have no liability to Subtenant for Prime Landlord's failure to: (i) comply with any of the terms or provisions of the Prime Lease or (ii) perform any of Sublandlord's obligations thereunder.

         5.       Term.

                  (a) The initial term of this Sublease (the "Term") shall commence on the later to occur (such date being the "Commencement Date") of (i) November 1, 2002; or (ii) the earlier of (x) December 1, 2002 and (y) occupancy of the Subleased Premises by Subtenant for the purpose of the conduct of Subtenant's business, and shall end, unless sooner terminated as provided herein or pursuant to law, at 11:59 a.m. on July 31, 2004 (the "Expiration Date"); provided however, the Term may be extended if the renewal option contained in this Sublease, if any, is duly exercised. The Term shall include any Renewal Term which duly becomes effective as provided in this Sublease.

                  (b) Following the Commencement Date, the parties shall, at either party's request, execute a supplemental agreement to become a part hereof setting forth the Commencement Date, as determined under the provisions of this Section 5. The parties' failure to execute such supplemental agreement shall in no way affect the rights and /or obligations' of the parties hereto.

                  (c) Provided that Subtenant complies at all times with the provisions and requirements of this Sublease (other than the obligation to pay Rent (as defined in Section 8 hereof), Subtenant may enter upon the Subleased Premises prior to the Commencement Date to install trade fixtures, furnishings, and telecommunications equipment and cabling and to make the Subleased Premises ready for the conduct of Subtenant's business, provided, however, that Subtenant does not interfere with the use of the balance of the Building by Sublandlord and others, and provided further that such contractors as Subtenant may engage to undertake such installations and other preparatory work shall be subject to Sublandlord's written approval prior to engagement and that Subtenant shall undertake such installations and other preparatory work only with such labor organization affiliation or lack of affiliation as Sublandlord may reasonably approve. Subtenant shall not be obligated to pay for electricity, HVAC and other services furnished to the Subleased Premises upon Subtenant's entry pursuant to this Section 5 (c). However, Sublandlord does not assume responsibility for the availability of any services during the period prior to the Commencement Date.

         6. Condition of the Subleased Premises, Completion of Work and Occupancy of the Subleased Premises by Subtenant.

                  (a) Condition of the Subleased Premises. Neither Sublandlord nor Sublandlord's agents have made any representations or promises with respect to the physical condition of the Property or the Building, the Subleased Premises, permissible uses of Subleased Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Subleased Premises except as herein expressly set forth, and no rights, easements, or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth in the provisions of this Sublease. Subtenant has inspected the Building and the Subleased

                                       4.

Premises and is thoroughly acquainted with their condition, and agrees to accept the same "AS-IS", "WHERE-IS". All understandings and agreements heretofore made between the parties hereto are merged into this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it, in whole or in part, or a surrender of this Sublease or of the Subleased Premises or any part thereof or of any interest of Tenant therein unless such executory agreement is in writing and signed by Sublandlord and Subtenant. Notwithstanding anything to the contrary contained here, Sublandlord represents, warrants and covenants (now and as of the Commencement Date) that to the best of Sublandlord's knowledge (A) all improvements to the Subleased Premises made by the Sublandlord shall remain on the Sublease Premises and have been constructed, installed, operated and maintained in accordance with all applicable laws, by-laws, rules, regulations, orders, permits and licenses and (B) all plumbing, HVAC, electrical and other building systems within the Sublease Premises are in good working order and repair.

                  (b) Occupancy of the Subleased Premises by Subtenant. The occupancy of the Subleased Premises or any part thereof for business by Subtenant or anyone claiming by, under or through Subtenant shall be conclusive evidence that (i) Subtenant accepts possession, and (ii) the Subleased Premises were in good and satisfactory condition, subject to the representations and warranties set forth above.

                  (c) Furniture and Telephones. Throughout the term and at no additional cost to Subtenant, Subtenant shall have the right to use the furniture and telephone equipment currently existing in the Subleased Premises and as more specifically set forth on Exhibit B attached hereto and made a part hereof (the "Furniture") together with the existing phone and data wiring as set forth on the attached Exhibit C (the "Wiring"). Subtenant, at its sole cost and expense, shall be responsible to maintain, repair and replace the Furniture and Wiring during the Term. Subtenant acknowledges that the Furniture is used, the Wiring is pre-existing, and that Sublandlord has not made and does not make any representations or warranties with respect to the Furniture or Wiring. Subtenant accepts the Furniture and Wiring in their respective "As Is" "Where-Is" conditions as of the date hereof. The Furniture and Wiring shall remain the property of Sublandlord throughout the Term, and Subtenant shall surrender the Furniture and Wiring to Sublandlord at the expiration or earlier termination of this Sublease in substantially the same condition as existed on the Commencement Date, reasonable wear and tear excepted. Notwithstanding the foregoing, in the event that the Sublandlord offers the Furniture for sale upon the expiration or earlier termination of the Term, Subtenant shall have the right of first refusal on the Furniture, whereby Subtenant shall have the right within five (5) business days of receipt of Sublandlord's notice to purchase the Furniture at the Sublandlord's offered price, in its "As-Is" "Where-Is" condition at the time of the offer, time being of the essence. In the event that Subtenant timely accepts Sublandlord's offer and pays to Sublandlord the offered price, Sublandlord shall quitclaim all its right title and interest in the Furniture to the Subtenant free and clear of any liens and encumbrances of Sublandlord, but without any other warranty or representation of any kind whatsoever and Subtenant shall be responsible to remove the Furniture at the expiration of the Term. In the event that Subtenant does not timely exercise its right to purchase the Furniture, Subtenant's right of first refusal on the Furniture shall terminate and Sublandlord shall have no further obligation to offer the Furniture to the Subtenant for purchase.

                                       5.

                  (d) Telecom Room; Rerouting of Wiring Subtenant shall be responsible for demising and equipping a telecommunication equipment room (the "telecom room") within the Subleased Premises for its own use. Subtenant may at its sole cost and expense re-route phone and data lines from the offices and stations within the Subleased Premises to Subtenant's own telecom room. Subtenant shall be responsible for the cost of configuring its telecom. room and rerouting phone and data lines to it. Sublandlord shall provide reasonably required guidance to Subtenant's contractors to facilitate their set-up of Subtenant's data and phone room.

         7.       Rent.

                  (a) Subtenant agrees to pay Sublandlord base rent per month (the "Base Rent") as set forth below payable in advance on the first day of each month during the Term commencing on the Commencement Date:

         Months                                                Monthly Base Rent
 November 2002 through October 2003                              $ 8,000.00
 November 2003 through July 2004                                 $12,000.00

                  (b) Subtenant shall also pay to Sublandlord all other sums of money that shall become due from Subtenant under this Sublease other than Base Rent ("Additional Rent"). Except as otherwise expressly provided herein, all Additional Rent shall be due within fifteen (15) days of the date of Sublandlord's invoice. As used in this Sublease, "Rent" shall mean Base Rent and Additional Rent. Rent for any month's partial tenancy shall be prorated based upon the actual number of calendar days in such month. All Rent shall be payable at the office of the Sublandlord at the following address:

                             Lucent Technologies Inc.
                               c/o Bank of America
                                 P.O. Box 277374
                             Atlanta, GA 30384-7374

or at such other address as directed by written notice from Sublandlord to Subtenant. Sublandlord's acceptance of Rent after it shall become due and payable shall not excuse a delay upon subsequent occasions or constitute a waiver of Sublandlord's rights. The Rent shall be payable in advance without demand, deduction, set-off or abatement of any kind. Subtenant's obligation to pay Rent accruing during the term of this Sublease shall survive the expiration or earlier termination of this Sublease. Subtenant shall pay to Sublandlord upon execution of this Sublease an amount equal to the first monthly Base Rent, which amount shall be held by Sublandlord without interest and applied to the Base Rent obligation of Subtenant first coming due hereunder.

                  (c) If Subtenant shall fail to pay any installment of Rent before the sixth day after such Rent is due and payable, Subtenant shall pay a charge (the "Late Charge") which shall be 5% of the amount of such unpaid installment of Rent. The parties agree that the amount of such Late Charge represents a reasonable estimate of the cost and expense that will be incurred by Sublandlord in processing each delinquent payment of Rent by Subtenant and that such Late Charge shall be paid to Sublandlord as liquidated damages for each delinquent payment.

                                       6.

                  (d) Provided an Event of Default under this Sublease has not previously occurred and not been cured, Subtenant shall be entitled to a one time credit of $ 10,000.00 against Base Rent for the months of March and April 2003.

         8.       Subtenant's Share of Operating Costs and Taxes.

                  8.1      Definitions. As used herein:

                  (a) "Operating Costs" shall mean any and all costs, charges, expenses and disbursements of every kind and nature which Sublandlord shall pay or become obligated to pay in connection with the operation, ownership, maintenance, management and repair of the Building or Property, as the case may be, including, without being limited to, the following:

                           (1) All wage, salary and labor costs of all persons to the extent engaged in the operation, maintenance, management and repair of the Property (including, without being limited to, all applicable taxes, insurance and benefits).

                           (2)      Costs of any utilities supplied by
                  Sublandlord (including, without being limited to, heat, electricity, gas, water and sewer), fuel and supplies and materials for the operation and maintenance of all building systems (including, without being limited to, heating, ventilation and air-conditioning ("HVAC")).

                           (3) Costs of all insurance, including, without being limited to, casualty, workmen's compensation, rental and liability insurance.

                           (4) Costs of all maintenance and service agreements, including, without being limited to, window and other cleaning, snow removal, line painting, policing, elevator maintenance and janitorial service.

                           (5) Costs of repairs, replacements (other than capital repairs and replacements), decorations, and general maintenance, including, without being limited to, exterior building maintenance, paving, curbs, drainage, lighting, sidewalks and landscaping.

                           (6) All costs of making any alterations to the Building for life-safety systems or energy conservation or other capital improvements required by any governmental requirement enacted or amended after the date hereof or which are primarily for the purpose of reducing or stabilizing Operating Costs or providing additional or increased services to the tenants of the Building, amortized over the useful life of such improvements, with a return on capital at the rate of the lesser of (a) ten percent (10%) per annum or Sublandlord's actual cost of capital.

                           (7)      All property management fees, costs and
                  expenses.

                           (8) All fees or other charges incurred in conjunction with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organizations.

                                       7.

                  In the event that any capital improvement results in reducing Operating Costs, then with respect to the Fiscal Year (as such term is defined below) in which the improvement is made and each subsequent Fiscal Year during the Term, the amount by which the Operating Expenses have been reduced shall be deemed deducted from the Base Operating Costs. If Sublandlord is not furnishing any particular work or service (the cost of which if performed by Sublandlord would constitute an Operating
                  Cost) to a subtenant who has undertaken to perform such work or service in lieu of the performance thereof by Sublandlord, Operating Costs shall be increased by an amount equal to the additional Operating Costs which would have been incurred during such period by Sublandlord if it had at its own expense furnished such work or services to such subtenant. In determining the amount of Operating Costs for any Fiscal Year, if less than 95% of the net rentable square feet of the Building shall have been occupied by subtenants or tenants (including Sublandlord), Operating Costs shall be determined for such year to be an amount equal to the like expenses which would have been incurred had such occupancy been 95% throughout such Fiscal Year.

                  (b) "Base Operating Costs' shall be those Operating Costs during Fiscal Year 2003 (10/1/02 to 9/30/03).

                  (c) "Base Taxes" shall be those Taxes for Fiscal Year 2003 (10/1/02-9/30/03).

                  (d) "Subtenant's Proportionate Share" shall mean 2% when Operating Costs or Taxes are based on the Property and 12.92% when they are based solely on the Building.

                  (e) "Taxes" shall mean the aggregate amount of real estate and personal property taxes and any special assessments levied, assessed or imposed upon the Property, or any portion thereof, other than any water or sewer charge to the extent the same are included in Operating Costs for the applicable Fiscal Year. If because of any change in the taxation of real estate, any other tax, assessment or surcharge of any kind or nature (including, without being limited to, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon, against or with respect to Prime Landlord or Sublandlord, or the occupancy, rents or income there from, either in lieu of, in substitution for or in addition to any of the foregoing Taxes, such other tax, assessment or surcharge (which shall be measured as if the Property, or applicable portion thereof, as the case may be, were the only asset of Prime Landlord or such owner) shall be deemed part of Taxes. Any Tax increases shall be capped at 5% annually. With respect to any Fiscal Year, all expenses, including attorney's, accounting and experts' fees and expenses, incurred in contesting the validity or amount of Taxes, the assessed valuation of the Property, or any portion thereof, or in obtaining a refund of Taxes shall be considered as part of Taxes for such Fiscal Year.

                  (f) "Fiscal Year" shall mean each twelve consecutive monthly period commencing October I and ending September 30.

                  8.2 Subtenant's Payment of Increases in Base Operating Costs and Taxes

                  (a) For each Fiscal Year after the initial year and during the Term-in, Subtenant shall pay to Sublandlord, as Additional Rent, at the time and in the manner

                                       8.

         below, Subtenant's Proportionate Share of the sum of (1) the amount by which Operating Costs for such Fiscal Year exceed Base Operating Costs, and (2) the amount by which the Taxes for such Fiscal Year exceed Base Taxes (collectively "Subtenant's Escalation Charge").

                  (b) At the beginning of each Fiscal Year subsequent to the initial Fiscal Year, Sublandlord shall compute and deliver to Subtenant an estimate (an "Estimate") of Subtenant's Escalation Charge for the applicable Fiscal Year, and without further notice, after the initial year of the Term, Subtenant shall pay to Sublandlord commencing with the next payment of monthly Base Rent and continuously thereafter with payment of monthly Base Rent until delivery of the next Estimate, monthly installments equal to one-twelve of the amount set forth in such Estimate, together with, in the case of the first such monthly payment, an amount equal to the difference between (i) the amount of such monthly installment times the number of months in such year preceding the first monthly payment, less (h) the amount of any monthly installments in respect of the prior Estimate theretofore paid to Sublandlord.

                  (c) Sublandlord shall deliver to Subtenant within one hundred twenty (120) days after the end of each Fiscal Year during the Term a written statement (the "Statement") setting out in reasonable detail Subtenant's Escalation Charge, based on Sublandlord's actual Operating Costs. If the aggregate of the monthly installments actually paid by Subtenant to Sublandlord on account of the estimated Tenant's Escalation Charge during any Fiscal Year (the "Actual Payments") differs from the amount of Subtenant's Escalation Charge payable according to the Statement, (the "Obligated Payments `), Subtenant shall (1) if the Obligated Payments shall exceed the Actual Payments, pay to Sublandlord, within thirty (30) days after the date of delivery of the Statement, an amount equal to such excess, or (2) if the Actual Payments shall exceed the Obligated Payments, be granted a credit against the next installation of Rent in an amount equal to such overpayment, or refund such amount to Subtenant if the Term of this Sublease has ended.

                  (d) Subtenant shall be entitled to review the books and records relating to Operating Costs and Taxes at the offices of Sublandlord or Sublandlord's representatives during business hours and upon reasonable notice from Subtenant to Sublandlord. If Sublandlord and Subtenant disagree on the accuracy of Subtenant's Escalation Charge as set forth in the Statement, Subtenant shall nevertheless make payment in accordance with the Statement, but the disagreement shall immediately be referred by Sublandlord for prompt decision to a mutually acceptable independent public accountant or other professional consultant who shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding upon both Sublandlord and Subtenant. If Sublandlord and Subtenant shall fail to agree on such expert within thirty (30) days after Subtenant's notice of disagreement (as hereinafter described), such expert shall be selected by the president of the local chapter of the National Association of Real Estate Boards. Any adjustment required to be made by reason of any such decision shall be made within fifteen (15) days thereof and payment shall be made or credit allowed in the manner set forth in (c) hereof. If the adjustment is greater than 5% and the amount of the adjustment is to be paid to the Subtenant, Sublandlord. shall pay the cost of the expert; otherwise Subtenant will pay the cost of the expert. Notwithstanding the foregoing, Subtenant shall not be entitled to

                                       9.

         dispute the accuracy of Subtenant's Escalation Charge for any year unless a notice to such effect shall be delivered to Sublandlord within 90 days after the date of delivery of the Statement for such year.

                  8.3      Refunds, Other Items.

                  (a) In the event a refund of any Operating Costs or Taxes is obtained and actually paid to Sublandlord, Sublandlord shall credit an appropriate portion thereof (after deducting any un-recouped expenses in connection with obtaining such refund) to the next installment of Rent owed by the Subtenant to the Sublandlord.

                  (b) The rendering of a Statement for any Fiscal Year shall not preclude Sublandlord from issuing a correction thereto at any time, including a correction for items not included in the original Statement.

         9.       Use.

                  Subtenant shall have the right to use and occupy the Subleased Premises during the Term solely for general office use and for no other purpose without obtaining Sublandlord's prior written consent, but in no event for any uses prohibited by the terms of the Prime Lease. The uses permitted to Subtenant by this Section shall not constitute a representation or guaranty by Sublandlord that Subtenant's business may be conducted in the Subleased Premises.

         10.      Compliance with Laws.

                  (a) Subject to the representations and warranties set forth in Section 6 above, Subtenant shall, at Subtenant's sole cost and expense, promptly comply with and faithfully observe all laws, statutes, ordinances, orders, rules, regulations or requirements of all county, municipal, state, federal and other applicable governmental authorities and of any and all their departments, bureaus and agencies now or hereafter in force pertaining to the Subleased Premises or to Subtenant's use of the Subleased Premises, or for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Subleased Premises, including without limitation, all laws relating to environmental matters and the Americans with Disabilities Act, and shall also comply with, and execute all rules, orders and regulations of the Board of Fire Underwriters or other organization performing similar functions for the prevention of fires (all the foregoing collectively referred to as "Legal Requirements"). Notwithstanding the foregoing, Subtenant shall not be required to make structural changes to the Subleased Premises unless the obligation to make such changes arises out of Subtenant's use or occupancy of the Subleased Premises or any alterations or improvements to the Subleased Premises made by Subtenant. Subtenant shall further observe such rules and regulations as may be adopted by Sublandlord from time to time for the safety, care and cleanliness of the Subleased Premises and the preservation of good order therein.

                  (b) A violation of any Legal Requirements which is not cured within thirty (30) days of written notice thereof from Sublandlord to Subtenant shall constitute a default under this Sublease, provided that if a longer period is reasonably needed for Subtenant to cure such violation, Subtenant shall have such longer period provided that within the 30 days Subtenant has commenced to cure such violation and is diligently pursuing such cure.

                                      10.

         11.      Environmental Compliance.

                  (a) Other than (i) Hazardous Materials placed on the Subleased Premises by either Prime Landlord or Sublandlord or their respective predecessors-in-interest or existing on the Premises prior to the Commencement Date and (ii) customary amounts of Hazardous Materials stored on the Subleased Premises in the nature of ordinary office and cleaning supplies and materials (provided, in the case of clause (ii), that the same do not violate or breach any term or provision of the Prime Lease), Subtenant shall not permit the Subleased Premises (or any other area of the Building which Subtenant has the right to use under this Sublease) to contain, be used to store or otherwise be used to handle Hazardous Material without the prior written consent of Sublandlord (which may be withheld in Sublandlord's sole and absolute discretion). Without limitation of the foregoing, any Hazardous Material permitted on the Subleased Premises (or any other area of the Building which Subtenant has the right to use under this Sublease) shall be handled, stored, released, or disposed of in compliance with (x) the Prime Lease, and (y) all applicable laws, codes, regulations, ordinances orders, consent decrees, permits or other determinations of any governmental authority having jurisdiction. "Hazardous Material" means any hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or any constituent of any such substance or waste hazardous or toxic substance, material or waste which is or becomes regulated by any local, state or national governmental authority. Subtenant shall indemnify, defend and hold Sublandlord harmless from any claims, judgments, damages, penalties, fines, costs, liabilities or loss, including reasonable attorneys' fees, consultants fees and expert witness fees, which arise from Subtenant's breach of this section or its use, storage, release, transport and disposal of Hazardous Materials on and to the Subleased Premises. Sublandlord shall indemnify, defend and hold Subtenant harmless from any claims, judgments, damages, penalties, fines, costs, liabilities or loss, including reasonable attorneys' fees, consultants fees and expert witness fees, which arise from Sublandlord's or its agents' or employees' use, storage, release, transport and disposal of Hazardous Materials on and to the Subleased Premises. The parties' obligations under this Section shall survive the expiration or earlier termination of this Sublease.

                  (b) Subtenant shall bear the cost of any necessary remediation, removal, treatment and disposal of any Hazardous Material placed or knowingly allowed to be placed on or in the Subleased Premises by Subtenant or any other Subtenant Party.

         12.      Repairs and Maintenance.

                  (a) Sublandlord shall make all necessary repairs to keep the roof, exterior walls, foundation and structural frame of the Building, the Building systems, fixtures and equipment (such as the Building heating, ventilating and air-conditioning systems and elevators) and the common areas in good order and repair, excluding, however, all repairs which Subtenant is obligated to make or pay for pursuant to this Section 13 and all repairs which any other subtenant of the Building is required to make pursuant to the terms of such subtenant's sublease. Subtenant shall give Sublandlord prompt notice (which in the case of imminent threat to health or safety shall be oral, but otherwise shall be written notice within not more than ten (10) days) of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Subleased Premises and following such written notice, Sublandlord shall use commercially reasonable efforts where practicable to initiate all repairs promptly and to remedy the condition with due diligence, subject to unavoidable delay, but at the expense of Subtenant (after application of insurance proceeds, if any) if repairs are necessitated

                                      11.

by any act attributable to Subtenant other than normal wear and tear, or any of Subtenant's agents, contractors, employees, representatives, licensees, invitees, permitted sub-subtenants and permitted successors and/or assigns (collectively, "Subtenant Parties", and individually, a "Subtenant Party"); provided, however, that no liability of Sublandlord to Subtenant shall accrue hereunder unless and until Subtenant has given notice to Sublandlord of the specific repair to be made.

                  (b) During the Term, Subtenant shall, at its sole expense, (i) do its own redecorating of the interior of the Subleased Premises if desired by Subtenant; (ii) make all repairs caused by Subtenant's negligence, unless covered by any insurance policy maintained by Sublandlord or unless caused by the gross negligence or willful misconduct of Sublandlord, its agents or representatives; and (iii) repair and replace any damage to the Furniture or Wiring and otherwise maintain the Furniture and Wiring in as good a condition as existed on the Commencement Date hereof, reasonable wear and tear excepted.

         13.      Services and Utilities.

                  (a) Sublandlord shall furnish and distribute to the Subleased Premises such building heat, ventilation and air conditioning ("HVAC"), as may be seasonally required for reasonably comfortable occupancy of the Subleased Premises during Business Hours (as defined hereafter) unless Sublandlord is unable to do so because Sublandlord is adhering to a required energy or water conservation program, guidelines, regulations or recommendations promulgated by any Federal, state, city or other governmental or quasi-governmental bureau, board, department, agency, office, commission or other subdivision thereof or the American Society of Heating, Refrigeration and Air Conditioning Engineers, Inc. or any successor thereto, or other organization servicing a similar function. Notwithstanding the foregoing provision of this subsection, Sublandlord shall not be responsible if the normal operation of the Building HVAC systems serving the Subleased Premises shall fail to provide such service in accordance with the requirements of this Sublease in any portions of the Subleased Premises (i) which have an excessive electrical load, or (ii) because of any rearrangement of partitioning or other improvements to the Subleased Premises made by or at the direction of Subtenant.

                  (b) Electricity. Sublandlord shall supply the Subleased Premises with electrical service for the operation of standard electrical fixtures, business machines and electrical office equipment. Upon prior written notice to Subtenant and after a thirty (30) day period to correct, Sublandlord retains the right to sub-meter or otherwise separately measure Subtenant's electricity in the event Sublandlord reasonably determines that Subtenant's electrical usage is excessive, whereby Subtenant shall pay the cost of such excessive electricity directly to Sublandlord as Additional Rent hereunder. Sublandlord shall purchase and install all light bulbs, fluorescent and other lighting tubes, ballasts and any incandescent lamps used in Building-standard lighting fixtures installed by Sublandlord in the Subleased Premises upon notification from Subtenant that such installation is required. Subtenant shall use only such electrical lighting fixtures and lamps as may be approved by Sublandlord. Subtenant shall replace, as necessary, all bulbs and fluorescent tubes in non-Building-standard lighting fixtures, if any, installed in the Subleased Premises. If Subtenant shall fail to make any such replacement within five (5) days after written notice from Sublandlord, Sublandlord may make such replacement and charge the cost of labor and materials involved therein to Subtenant as Additional Rent hereunder.

                                      12.

                  (c) Cleaning Services. Sublandlord shall provide cleaning services five (5) days a week, Holidays excepted, as set forth on the attached Exhibit D. Subtenant shall not provide any cleaning services without Sublandlord's consent and then only at Subtenant's sole responsibility and expense and by cleaning contractors or employees and in a manner at all times satisfactory to Sublandlord. Subtenant shall pay to Sublandlord the cost of removal of any of Subtenant's refuse and rubbish to the extent that such refuse and rubbish removed by Sublandlord exceeds the refuse and rubbish normally attendant upon the use of the Subleased Premises as offices.

                  (d) Interruption of Services. Sublandlord reserves the right, without liability to Subtenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water, or other service and to stop or interrupt the use of any Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies after commercially reasonable efforts, or by reason of any other similar or dissimilar cause beyond the reasonable control of Sublandlord. Sublandlord shall give prior notice of any interruption due to or the making of repairs, alterations, or improvements, and shall endeavor to give Subtenant advance notice of any other interruption as is reasonable in the circumstances. No such interruption of service shall be deemed a constructive eviction or disturbance of Subtenant's use and possession of the Subleased Premises or any part thereof, or otherwise render Sublandlord liable to Subtenant for damages, or otherwise relieve Subtenant from performance of Subtenant's obligations under this Sublease, except that Subtenant shall be entitled to an abatement of rent for each day that Subtenant is unable to use the Subleased Premises in excess of five in any one calendar year as a result of such services not being available due to causes within Sublandlord's reasonable control. Subtenant hereby waives and releases all claims against Sublandlord for damages for interruption or stoppage of Building services that are beyond Sublandlord's reasonable control. In the event of any such interruption or stoppage of Building services, Sublandlord shall use commercially reasonable efforts to have such services promptly resumed. Sublandlord shall be deemed to have observed and performed the terms and conditions to be performed by Sublandlord under this Sublease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a requirement of a governmental or quasi-governmental authority serving the public interest in the fields of energy conservation or security.

                  (e) Overtime Charges. If Subtenant requires HVAC or electrical services at times other than during Business Hours (as such term is defined below), Sublandlord shall furnish same upon advance notice from Subtenant, given prior to 12 noon on the Business Day on which such service is required or 3 p.m. on the Business Day preceding the non-Business Day on which such service is required, and Subtenant shall pay Sublandlord's then established charges therefore on demand.

                  (f) Access. Subject to the terms and conditions of this Sublease and provided Subtenant, its employees, agents and visitors shall at all times comply with Sublandlord's security policies and procedures, including required use of security access badges by all of Subtenant's employees for use on the door card readers tied into Sublandlord's security system and requiring registration and badging of all visitors at the Building's main lobby, Subtenant shall have access to the Subleased Premises on a 24-hour a day, 7 days a week, 365 days per

                                      13.

year. Subtenant shall reimburse Sublandlord's reasonable costs for badging of Subtenant's employees and guests.

                  (g) Business Hours and Holidays. For purposes of this Sublease, "Business Hours" shall be defined as Monday through Friday: 6:00 a.m. to 6:00 p.m. and 8:00 a.m. to 12:00 p.m. on Saturdays, except Holidays. For purposes of this Sublease, "Holidays" are defined as: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Day after Thanksgiving, and Christmas. (Holidays may be added or deleted by mutual agreement of Sublandlord and Subtenant As used herein "Business Days" or "business days" shall mean days other than Saturdays, Sundays and Holidays.

                  (h) Parking. Subtenant shall have the right to use twenty-five (25) non-exclusive, non-reserved surface parking spaces at the Building for the use of Subtenant's employees and business visitors, subject to any applicable rules and regulations. Notwithstanding anything in the Prime Lease to the contrary, Subtenant shall not be entitled to reserved parking.

                  (i) Signage. Subtenant shall have the right to have its company name listed in the building directory located in the lobby of the Building, if any, at no additional charge to Subtenant. Subtenant shall be allowed signage on entry doors to Subtenant's suite and Sublandlord shall work with Subtenant to accommodate reasonable additional signage directing visitors to Subtenant's suite. All signage to be at Subtenant's sole cost and expense and shall be subject to conformance with all Legal Requirements and Sublandlord's prior review and approval, such approval not to be unreasonably withheld.

         14.      Alterations.

                  (a) Subtenant shall make no changes, alterations, additions or improvements to the Subleased Premises (collectively, "Alterations") without Sublandlord's prior written consent thereto and approval of the proposed plans for any such Alterations, which consent and approval shall not be unreasonably withheld, provided, however, Sublandlord shall have no obligation whatsoever to consent to any proposed structural changes or other alterations that would affect any Building systems. All Alterations shall be made at Subtenant's sole cost and expense.

                  (b) Subtenant shall secure permits necessary for any and all Alterations and, subject to the terms hereof, schedule the use of elevators and the timing of such Alterations so as to minimize interference with other tenants (including, without limitation, Sublandlord) and subtenants in the Building and the use of Building systems.

                  (c) Notwithstanding anything to the contrary contained herein, and notwithstanding the fact that Sublandlord may have consented to any Alterations hereunder (but without limiting Subtenant's obligations with respect to Alterations as set forth herein), any and all Alterations made by Subtenant shall be made in accordance with all Legal Requirements (including, without limitation, the Americans With Disabilities Act and all rules and regulations of the Building) and shall not violate any prohibition in the Prime Lease. Any cost or expense incurred by or imposed upon Prime Landlord or Sublandlord which arise as a result of the performance of any Alterations to the Subleased Premises (including, without limitation, any cost or expense of Prime Landlord's or Sublandlord's compliance with the Americans With Disabilities Act) shall be borne solely by Subtenant and shall be payable to Prime Landlord

                                      14.

and/or Sublandlord promptly upon demand therefore. Conversely, any cost or expense incurred by or imposed upon Subtenant which arise as a result of the performance of any Alterations to the remainder of the Premises outside of the Subleased Premises (including, without limitation, any cost or expense of Subtenant's compliance with the Americans With Disabilities Act) shall be borne solely by Sublandlord and shall be payable to Subtenant promptly upon demand therefore.

                  (d) The title of Sublandlord and Prime Landlord is and always shall be paramount to the title of the Subtenant and nothing in this Sublease contained shall empower the Subtenant to do any act which can, shall, or may encumber the title of the Prime Landlord or the Sublandlord. Subtenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Property, the Sublandlord's leasehold interest or the Subtenant's subleasehold interest in the Subleased Premises arising out of the acts of Subtenant or any other Subtenant Party, and, in case of any such lien attaching to Prime Landlord's interest in the Property or Sublandlord's leasehold interest, as opposed to Subtenant's subleasehold interest, Subtenant shall pay and remove the same within twenty (20) days, unless Subtenant is in good faith disputing such lien in which event Subtenant shall (i) indemnify Sublandlord, Landlord and Landlord's mortgagee from all loss in connection with such lien, (ii) insure over such lien on a title insurance policy of Sublandlord, Landlord and Landlord's mortgagee, or bond over such lien or otherwise provide, in Sublandlord's reasonable judgment, adequate security to Sublandlord, Prime Landlord and Prime Landlord's mortgagee (it being acknowledged and understood that any security which is not satisfactory to the Prime Landlord or any mortgagee of the Prime Landlord shall not be deemed to be reasonably satisfactory to Sublandlord), and (iii) commence and diligently pursue an action to obtain a release of such lien; provided, however, in any event, Subtenant shall pay and remove any such lien if Sublandlord is required to obtain a release of such lien under or pursuant to the Prime Lease. Subtenant shall provide prompt written notice to Sublandlord of the existence of any lien which is caused by, results from or is in any way attributable to Subtenant's use and/or occupancy of the Subleased Premises. Subtenant hereby acknowledges and agrees that, in addition to all other rights and remedies to which Sublandlord is entitled under this Sublease, in the event that Subtenant fails to comply with its duties and obligations set forth in this Subsection (c) with respect to any lien, then Sublandlord shall have the right (but not the obligation), at its sole option, to cause any such lien to be paid, discharged and/or released, in which event Subtenant shall, promptly after demand from Sublandlord, reimburse Sublandlord for any and all amounts spent or incurred by Sublandlord to pay, discharge and/or release such lien, together with any and all costs and expenses incurred by Sublandlord in connection therewith (including, without limitation, reasonable attorneys fees and expenses).

                  (e) All Alterations made by Subtenant shall remain the property of Subtenant and upon the expiration or earlier termination of this Sublease, shall be removed by Subtenant, at Subtenant's sole cost and expense, if, at the time of Sublandlord's approval of any such Alteration, Sublandlord notifies Subtenant that such Alteration is to be removed. Subtenant, at its sole cost and expense, shall repair any damage to the Subleased Premises or the Property caused by the removal of the Alterations and restore the Subleased Premises to the condition existing as of the Commencement Date hereof, reasonable wear and tear excepted. If Subtenant fails to remove the Alterations, and repair damages to the Subleased Premises or the Property in connection therewith and so restore the Subleased Premises, Sublandlord shall have the right to remove such Alterations, repair any damages and complete such restoration at Subtenant's expenses. Subtenant shall reimburse Sublandlord for all reasonable restoration costs within

                                      15.

thirty (30) days after Subtenant receives Sublandlord's notice. The provisions of this subparagraph (e) shall survive the expiration or earlier termination of this Sublease.

         15.      Assignment and Subletting.

                  (a) Subtenant shall not, directly or indirectly or by operation of law, assign, sub-sublease, mortgage, pledge, hypothecate, convey or otherwise transfer any direct or indirect interest in this Sublease or the Subleased Premises, or permit the use and occupancy of the Subleased Premises or any part thereof for any purpose not provided for hereunder or by anyone other than Subtenant and Subtenant's employees (any of the foregoing being a "Transfer,") or suffer a Transfer to occur, whether directly, indirectly, by operation of law or otherwise, without the prior written consent of the Sublandlord, which consent may be withheld and/or conditioned in Sublandlord's reasonable discretion. Along with Subtenant's request, Subtenant shall pay Landlord One Thousand and 00/100 Dollars ($1,000.00) to cover Sublandlord's expenses in reviewing any such request. Any direct or indirect transfers of the controlling interest of the capital stock or partnership interests or limited liability company interests (as the case may be) of Subtenant (whether in a single transaction or series of transactions) shall not be a Transfer of Subtenant's interest under this Sublease so long as such transaction or series of transactions are not a subterfuge by Subtenant to avoid its obligations under this Lease.

                  (b) In connection with any proposed Transfer, Subtenant shall provide Sublandlord in writing: (i) the name and address of the proposed sub-subtenant or assignee; (ii) the nature of the business which the proposed sub-subtenant or assignee will operate on the Subleased Premises; (iii) the terms of the proposed sub-sublease or assignment including the date when such sub-sublease or assignment is to become effective (the "Proposed Effective Date") and a copy of the proposed sub-sublease, assignment and other applicable agreements; (iv) current financial statements (including an income and expense statement and balance sheet) of the proposed sub-subtenant or assignee, together with evidence reasonably satisfactory to Sublessor that the assignee or sublessee (as applicable) has sufficient financial ability (including, without limitation, sufficient net worth, annual income and cash flow) to comply with each and all of the duties and obligations of the Sublessee under this Sublease, together with any other financial information with respect to the proposed sub-sublease, sub-subtenant or assignee reasonably requested by Sublandlord; and
(v) such other information about the proposed sub-sublease, subtenant or assignee reasonably requested by Sublandlord. Sublandlord shall have the right exercisable by notice to Subtenant within twenty (20) days of Sublandlord's receipt of the foregoing items (i), (ii), (iii) and (iv) to elect to recapture the space described in the sublease or assignment. If such recapture notice is given, it shall serve to terminate this Sublease with respect to the proposed sub-sublease or assignment space, or, if the proposed sub-sublease or assignment space covers all the Subleased Premises, it shall serve to terminate the entire term of this Sublease in either case, as of the Proposed Effective Date. If this Sublease is terminated pursuant to the foregoing with respect to less than the entire Subleased Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Subtenant to the square feet originally demised and this Sublease as so amended shall continue thereafter in full force and effect.

                  (c) No assignment of this Sublease nor any sub-sublease of the Subleased Premises nor any other Transfer shall relieve the original named Subtenant of any of its obligations under this Sublease. The consent by Sublandlord to any subsubletting, assignment or other Transfer shall not in any way be construed to relieve Subtenant from the obligation to

                                      16.

obtain the express written consent of Sublandlord to any further sub-subletting, assignment or other Transfer. In the case of any Transfer by Subtenant, Subtenant shall pay to Sublandlord Fifty percent (50%) of any excess or premium (net of tenant improvements, leasing commissions, legal fees and other costs reasonably incurred by Subtenant in connection with the assignment or subletting) over the rent set forth herein.

                  (d) All of the following conditions shall be applicable to any proposed assignment, sub-subleasing or other Transfer: (i) no Event of Default under this Sublease shall exist, (ii) Subtenant shall provide Sublandlord with thirty (30) days prior written notice of such assignment, sub-sublease or other Transfer, (iii) such assignment, subsublease or other Transfer is made subject and subordinate to the Prime Lease and in compliance with the terms and provisions of this Sublease, (iv) in no event shall Sublessee sub-sublease the Subleased Premises (or any portion thereof), or assign this Sublease (or any interest therein), to any person or entity, or for any purpose, which is not consistent with a first-class office building or poses a security or other risk that Sublandlord reasonably deems unacceptable, (v) in no event shall Sublessee sub-sublease the Subleased Premises (or any portion thereof), or assign this Sublease (or any interest therein), to any then current subtenant of Sublandlord at the Property or any then current tenant of the Property, (vi) in the case of an assignment, the assignee to such assignment shall have made and agreed to observe, perform and be bound by all of the representations, warranties, terms, covenants and conditions of this Sublease on Subtenant's part made and to be observed and performed, (vii) in the case of a subsublease, the sub-subtenant under such sub-sublease shall have made and agreed to observe, perform and be bound by all of the representations, warranties, terms, covenants and conditions of this Sublease on Subtenant's part made and to be observed and performed with respect to the portion of the Subleased Premises sub-sublet to such sub-subtenant, and (vii) Subtenant shall, notwithstanding any such assignment, sub-sublease or other Transfer, at all times remain fully responsible and liable for each and all of Subtenant's duties, obligations and liabilities under this Sublease, as though Subtenant were and remained the "Subtenant" hereunder at all times from and after such assignment, sub-sublease or other Transfer, it being acknowledged and agreed that no such assignment, sub-sublease or other Transfer shall release Subtenant from any such duties, obligations or liabilities hereunder.

                  (e) If a Transfer occurs in violation of the provisions of this Section 15, such Transfer shall be void and of no force and effect against Sublandlord. If the Subleased Premises (or any direct or indirect interest of Subtenant therein) is Transferred, whether or not in violation of this Section 15, Sublandlord, after an Event of Default under this Sublease, may collect any item of rent or other sums paid by the sub-subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Sublease Rent and other items of rent reserved in this Sublease. No Transfer, whether with or without Sublandlord's prior consent, nor any such collection or application of rent or fee for use and occupancy, shall be deemed a waiver by Sublandlord of any term, covenant or condition of this Sublease or the acceptance by Sublandlord of such assignee, subtenant, occupant or user as subtenant hereunder. The consent by Sublandlord to any one Transfer shall not relieve Subtenant from its obligation to obtain the express prior consent of Sublandlord to any further Transfer in accordance with the terms of this Sublease. Subtenant shall pay to Sublandlord the reasonable attorneys' fees and disbursements reasonably incurred by Sublandlord in connection with any proposed Transfer, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed sub-subtenant or assignee. In no event shall any Transfer of Subtenant's interest in this Sublease nor any Transfer of all or any portion of the Subleased Premises, nor any collection of rent by Sublandlord from any person other than Subtenant as provided in this Section 15, nor any

                                      17.

application of any such rent as provided in this Section 15, relieve Subtenant of its obligations under this Sublease on Subtenant's part to be observed and performed. Any person or entity to which this Sublease is assigned pursuant to the provisions of Title 11 of the United States Code (the "Bankruptcy Code') shall be deemed without further act or deed to have assumed all of the obligations arising under this Sublease on and after the date of such assignment.

         16.      Damage or Destruction.

                  (a) If the Subleased Premises shall be totally destroyed by fire, other casualty, acts of God or the elements (any such occurrences being a "Casualty ) this Sublease shall cease and terminate. If this Sublease terminates as a result of total destruction of the Subleased Premises due to a Casualty, such termination shall be effective as of the date of the Casualty and the Rent shall abate from that date, and any Rent paid for any period beyond such date shall be refunded to Subtenant, and Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of its subleasehold interest or any of Subtenant's property.

                  (b) If the Subleased Premises shall be partially damaged as a result of a Casualty ("Partial Damage ), Subtenant shall immediately notify Sublandlord of the same. If Sublandlord determines, in its sole judgment reasonably exercised, that the Subleased Premises are partially and temporarily unavailable for the conduct of Subtenant's business but can be restored within one hundred twenty (120) days, this Sublease shall continue in full force and effect and Sublandlord shall restore the Subleased Premises as speedily as practical to the condition existing prior to the Casualty. Sublandlord shall have no obligation to restore Subtenant's furniture, fixtures or other personal property, or any Alterations made by Subtenant. During the restoration period, the Rent shall abate on the basis of the proportion that the portion of the Subleased Premises rendered untenantable by the Partial Damage and not used by Subtenant bears to the whole of the Subleased Premises, as determined by Sublandlord in its sole judgment reasonably exercised.

                  (c) In the event of Partial Damage, if Sublandlord does not restore the Premises as required under Section 16(b) within one hundred twenty (120) days after the date of the Casualty or, if in Sublandlord's sole judgment reasonably exercised, Sublandlord is unable or unwilling to restore the Subleased Premises within said one hundred twenty (120) day period, Subtenant may terminate this Lease without incurring any liability to Sublandlord, provided (i) Subtenant gives Sublandlord not less than thirty (30) days prior written notice, and (ii) Sublandlord does not complete the restoration during such thirty (30) day period.

         17.      Eminent Domain.

                  (a) If the entire Subleased Premises is taken by eminent domain (a "Total Taking") this Sublease will automatically terminate on the earlier of: (i) the date title to the Subleased Premises vests in the condemning authority; or (ii) the date Subtenant is dispossessed by the condemning authority. In such event, the Rent shall abate from the date of termination, and any Rent paid for any period beyond such date shall be returned to Subtenant and Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of its subleasehold interest or any of Subtenant's property, subject to subsection (e) below.

                  (b) If a portion of the Subleased Premises is taken by eminent domain (a "Partial Taking"), this Sublease will automatically terminate as to such portion on the earlier of: (i) the date title to such portion vests in the condemning authority; or (ii) the date Subtenant is

                                      18.

dispossessed of such portion by the condemning authority. In such event, the proportion of Rent attributable to such portion shall abate from the date of termination, and any Rent paid with respect to such portion for any period beyond such date shall be returned to Subtenant and Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of a portion of its subleasehold interest or any of Subtenant's property.

                  (c) If a substantial portion of the Premises is the subject of a Taking, and, in the reasonable judgment of Subtenant, such Taking materially interferes with Subtenant's ability to continue its business operations in substantially the same manner and space as prior to such Taking, Subtenant may terminate this Lease. Such termination shall be effective on the earlier of (i) the date title to such portion vests in the condemning authority;
(ii) the date Subtenant is dispossessed of such portion by the condemning authority, or (iii) sixty (60) days following notice to Subtenant of the date when vesting or dispossession is to occur. In such event, the Rent shall abate from the date of termination, and any Rent paid for any period beyond such date shall be returned to Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of a portion of its subleasehold interest or any of Subtenant's property.

                  (d) If there is Partial Taking and this Sublease continues, Sublandlord shall, at its expense, with due diligence, restore the Premises as speedily as practical to its condition before the Taking, except for the portion taken. Sublandlord shall have no obligation to restore Subtenant's furniture, fixtures or other personal property, or any Alterations made by Subtenant pursuant to Section 16.

                  (e) Subtenant shall not be entitled to any portion of the payment or award for a Taking, nor shall Subtenant make any claim against Sublandlord for damages. Notwithstanding the foregoing, Subtenant may file a claim against the condemning authority for (i) any loss of Subtenant's property;
(ii) moving expenses; (iii) damages for cessation or interruption of Subtenant's business, or (iv) the value of Subtenant's unexpired Term.

         18.      Insurance.

                  (a) Subtenant shall maintain, at its expense, during the Term, with an insurance carrier or carriers authorized to do business in the state where the Premises are located and rated at Least A+ XII as set forth in the most current issue of "Best Key Rating Guide", (i) comprehensive general liability insurance for the Premises in a combined coverage for bodily injury and property damage in an amount not less than One Million Dollars ($1,000,000.00); (ii) worker's compensation insurance covering all persons employed in connection with the construction of any improvements by Subtenant and the operation of its business upon the Premises; and (iii) "all risk" coverage on all of Subtenant's personal property, including but not limited to standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all Alterations made by Subtenant, if any, in or about the Premises, to the extent of their full replacement value. If, in the reasonable opinion of Sublandlord, Prime Landlord or any mortgagees or ground lessors of the Land and/or the Building, the foregoing coverages and/or limits shall become inadequate or less than that commonly maintained by prudent Subtenants in similar buildings in the area and making similar uses, Sublandlord shall have the right to require Subtenant to increase its insurance coverage and/or limits. Subtenant shall name Sublandlord, Prime Landlord and any mortgagee of which Sublandlord or Prime Landlord has advised Subtenant, as additional insureds under such policy.

                                      19.

                  (b) The policy or policies evidencing the insurance required to be provided by Subtenant under this provision shall provide that they may not be canceled or amended without first giving thirty (30) days prior written notice to Sublandlord. A certificate of insurance demonstrating the required policies are in effect shall be delivered to Sublandlord upon the execution and delivery of this Lease and replacement certificates shall be delivered not less than ten (10) days prior to the expiration of any then existing coverage.

                  (c) Sublandlord shall carry insurance on the Building as required by the terms of the Prime Lease.

         19.      Subrogation and Waiver.

         The parties release each other and their respective authorized representatives from any claims for any damage to the Subleased Premises that are caused by or result from risks insured against under any all risk or fire insurance policies carried or required to be carried by either of the parties. Each party will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Subleased Premises.

         20.      Release and Indemnity.

                  (a) Subject to the last sentence of this Section 20(a), to the extent not expressly prohibited by law, Subtenant releases Sublandlord and Prime Landlord and their respective agents, servants, and employees, from, and waives all claims for damages to person and property sustained by Subtenant or by any occupant of the Subleased Premises or by any other person, resulting directly or indirectly from, fire or other casualty, cause, or any existing or future condition, defect, matter, or thing in or about the Subleased Premises or the Building, or any part of it, Subtenant's use and/or occupancy of the Subleased Premises, or from any equipment or appurtenance therein, or from any accident in or about the Subleased Premises or Building, or from any act, omission or neglect of Sublandlord, or its agents, servants, invitees and employees, or of any other person. This Section 20 shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors, or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act, omission or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature. Subject to the last sentence of this Section 20(a), all personal property belonging to Subtenant or any occupant of the Subleased Premises that is in the Subleased Premises or the Building shall be there at the risk of Subtenant only and neither Sublandlord nor Prime Landlord shall be liable for damage thereto or theft or misappropriation thereof Notwithstanding the foregoing, this release shall not operate as a release of Sublandlord from such liability as may be imposed by law for Sublandlord's gross negligent or willful misconduct or the gross negligence or willful misconduct of Sublandlord's respective agents, servants or employees). No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Subtenant or any other person or damage to, or loss (by theft or otherwise) of, any of Subtenant's property or of the property of any other person, and Sublandlord reserves the right, upon notice to Subtenant, to discontinue or modify at any time such communications or security' systems, or procedures without liability to Subtenant.

                                      20.

                  (b) Subtenant shall indemnify and save harmless Sublandlord, its affiliates, and their officers, directors, shareholders and partners, ("Indemnities"), from and against any and all claims, liabilities, losses, damages, fines, penalties, costs and expenses (including reasonable attorneys' fees and other costs of litigation) imposed on, incurred by, against the Indemnities as a result of (i) any breach by Subtenant of this Sublease or the Prime Lease, (ii) any personal injury, including death, to any person, or damage or loss of any kind to any property occurring on or about the Subleased Premises or the Building due to the acts or omissions of Subtenant or Subtenant's agents, visitors, employees, contractors, or representatives, and
(iii) any breach or noncompliance by Subtenant or subtenant's agents, visitors, employees, contractors, and representatives of any Legal Requirements affecting the use or occupancy of the Subleased Premises. Sublandlord shall indemnify and save harmless Subtenant, its affiliates, and their officers, directors, shareholders and partners, ("Subtenant Indemnities"), from and against any and all claims, liabilities, losses, damages, fines, penalties, costs and expenses (including reasonable attorneys' fees and other costs of litigation) imposed on, incurred by, against the Subtenant Indemnities as a result of (i) any breach by Sublandlord of this Sublease or the Prime Lease, (ii) any personal injury, including death, to any person, or damage or loss of any kind to any property occurring on or about the Building due to the gross negligence or intentional misconduct of Sublandlord or Sublandlord's agents, employees, contractors, or representatives, and (iii) any breach or noncompliance by Sublandlord or Sublandlord's agents, employees, contractors, and representatives of any Legal Requirements affecting the use or occupancy of the Property. The provisions of this Section 20 shall survive the expiration or sooner termination of this Sublease.

         21.      Subordination.

         This Sublease shall be subject and subordinate to the Prime Lease and any ground lease, and to any mortgage, or security interest in either the Prime Lease or encumbering the fee simple interest in the Building or the land upon which the Building is located or the Property (as such term is defined in the Prime Lease).

         22.      Rights Reserved to Sublandlord.

                  (a) Sublandlord has the right to enter the Subleased Premises at any reasonable time upon at least 24 hours prior notice, or without notice in case of emergency, to inspect and examine the Subleased Premises, to perform maintenance, repairs, and replacements to the Subleased Premises as are permitted under this Sublease and to show the Subleased Premises and/or Furniture to prospective subtenants, purchasers or assignees.

                  (b) Sublandlord shall have the following additional rights exercisable without notice (except as provided below) and without liability to Subtenant for damage or injury to property, person or business, all claims for damage being hereby released, and without effecting an eviction or disturbance of Subtenant's use or possession or giving rise to any claim for setoffs, or abatement of Rent:

                           (i) To change the name, number or designation by which the Building may be known;

                           (ii) To make such changes in or to the Building, including the building equipment and systems, as Sublandlord may deem necessary or desirable, provided that

                                      21.

         any such change does not deprive Subtenant of a reasonable means of access to the Subleased Premises or unreasonably interfere with the use of the Subleased Premises;

                           (iii) To grant to anyone the exclusive right to conduct any business or render any services (including, without being limited to, the right to designate all suppliers or persons furnishing sign painting and lettering, beverages, foods, towels, vending machines or toilet supplies used or consumed on the Subleased Premises) in the Building, provided such exclusive right shall not operate to exclude Subtenant from the use expressly permitted by Section 10 hereof;

                           (iv) To close the Building at any such reasonable times after Business Hours as Sublandlord may determine, subject, however, to Subtenant's right to admittance under such reasonable regulations as shall be prescribed from time to time by Sublandlord; and

                           (v) To perform any act, obligation or other commitment required of or by Subtenant which Subtenant has not performed for any reason whatsoever (including, without being limited to, obtaining insurance coverage), and to charge Subtenant as Additional Rent all reasonable costs and expenses incurred by Sublandlord for such performance, together with interest thereon at the Default Rate from the dates of Sublandlord's expenditures until paid.

         23.      Rules and Regulations.

         Subtenant and its agents, employees, contractors and invitees shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit E and incorporated herein by this reference, and such reasonable changes thereto, whether by modification, elimination or addition, as Sublandlord may, at any time and from time to time, make in respect of the Premises and/or the Property (the "Rules and Regulations") ` "). Such changes shall be effective upon notice thereof from Sublandlord to Subtenant. In the case of any conflict or inconsistency between the provisions of this Sublease and any of the Rules and Regulations, as originally promulgated or as changed, the provisions of this Sublease shall control. Nothing contained `in this Sublease shall be construed to impose upon Sublandlord any duty or obligation to enforce the Rules and Regulations, or the provisions in any other sublease or agreement, as against any other subtenant, licensee or occupant, provided, however, that Sublandlord shall not enforce the Rules and Regulations so as unjustly to discriminate against Subtenant. Sublandlord shall not be liable to Subtenant for the nonperformance or violation thereof by any other subtenant or anyone else.

         24.      Default, Rights and Remedies.

                  (a) The occurrence of any one or more of the following shall constitute an "Event of Default" by Subtenant under this Sublease:

                           (i) failure by Subtenant to pay Base Rent within ten (10) days after such installment is due.

                           (ii) failure by Subtenant to pay Additional Rent when due and the continuance of such failure for ten (10) days after receipt of written notice of such failure to pay on the due date.

                                      22.

                           (iii) failure by Subtenant to comply with its duties and obligations with respect to liens set forth in Section 15 hereof,

                           (iv) a Transfer in violation of the terms of this Sublease;

                           (v) failure by Subtenant to observe or perform any other covenant, agreement, condition or provision of this Sublease, and the continuance of such failure for twenty (20) days after notice thereof from Sublandlord to Subtenant; provided however, that if such failure cannot reasonably be cured within twenty (20) days and if Subtenant commences such cure within such twenty (20) day period, then such period shall be extended for so long as Subtenant is prosecuting such cure with diligence and continuity; and provided further, notwithstanding anything to the contrary in the foregoing proviso, (x) in no event shall Subtenant be entitled to extend such cure period beyond ninety (90) days after the expiration of the initial twenty (20) day period provided above, and (y) in no event shall Subtenant be entitled to any extension of the initial twenty (20) day cure period provided above if the default is of a nature that it is incapable of being cured. Without limiting any other right or remedy to which Sublandlord is entitled hereunder, at law or in equity, in the event that Sublandlord determines, in its reasonable discretion, that Subtenant is failing to prosecute any cure described above in this clause (v) with diligence and continuity (whether such failure occurs or commences within the initial twenty (20) day cure period provided above or otherwise), or in the event that Prime Landlord notifies Sublandlord or Subtenant that Prime Landlord does not believe that any such cure is being diligently and continuously prosecuted, then (in either case) Sublandlord shall have the right (but not the obligation) to prosecute such cure, in which event Subtenant shall reimburse Sublandlord, immediately upon demand by Sublandlord, for any and all costs and expenses incurred or paid by Sublandlord in connection with the prosecution of such cure (including, without limitation, reasonable attorneys' fees and expenses);

                           (vi) Subtenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Subtenant or for the major part of its property;

                           (vii) A trustee or receiver is appointed for Subtenant or for the major part of its property and is not discharged within sixty (60) days after such appointment;

                           (viii) All or a material portion of Subtenant's assets are levied upon under execution or attached by process of law and the proceedings are not dismissed or stayed within sixty (60) days;

                           (ix) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted by or against Subtenant and, if instituted against Subtenant, are allowed against it or are consented to by it or are not dismissed or stayed within ninety (90) days after such institution; or

                           (x) The taking of any action by Subtenant, which action constitutes a "Default" under the Prime Lease.

                                      23.

                  (b) Upon the occurrence of an Event of Default hereunder, Sublandlord shall be entitled to (i) terminate this Sublease by notice to Subtenant given on the occurrence or during the continuance of such Event of Default, in which event the Sublease Term of this Sublease shall end, and all right, title and interest of Subtenant hereunder shall expire, on the date stated in such notice, (ii) terminate the right of Subtenant to possession of the Subleased Premises (and the other areas of the Building which Subtenant has the right to use under this Sublease) without terminating this Sublease, by notice to Subtenant given on the occurrence or during the continuance of such Event of Default, in which event the right of Subtenant to possession of the Subleased Premises (and the other areas of the Building which Subtenant has the right to use under this Sublease) or any part thereof shall cease on the date stated in such notice, (iii) exercise against Subtenant all of the rights and remedies available to the Prime Landlord under the Prime Lease after the occurrence of a Default thereunder, and (Iv) exercise against Subtenant all other rights and remedies which are available to Sublandlord at law or in equity.

                  (c) Upon the occurrence of an Event of Default hereunder, Sublandlord shall (in addition to, and not in lieu of, each and all of its other rights and remedies hereunder, at law and in equity) be entitled to take any and all such actions necessary or desirable (as determined by Sublandlord, in its sole and absolute discretion) to prevent the occurrence of, or cure, any default under the Prime Lease which results from, arises out of or is in any way attributable to such Event of Default hereunder, which rights shall include, without limitation, the right to enter upon, take possession of, and/or use the Subleased Premises for purposes of preventing or curing any such default under the Prime Lease.

                  (d) All rights and remedies of Sublandlord set forth in this Section 24 shall be distinct, separate and cumulative and shall not operate to exclude or deprive Sublandlord of, but shall be in addition to, any other right or remedy allowed it by law or by other provisions of this Sublease.

No receipt of any sums by Sublandlord from Subtenant after any default hereunder or after the termination or expiration of this Sublease, or after the service of any notice or after the commencement of any suit or after final judgment for possession of the Subleased Premises shall waive any such default or reinstate, continue or extend the term of this Sublease or affect any such notice or suit, as the case may be. No waiver of any default of Subtenant hereunder shall be implied from any omission by Sublandlord to take any action on account of such default, it being acknowledged and agreed by Subtenant and Sublandlord that no such waiver shall be effective or in any way binding unless the same is in a writing duly executed by an authorized representative of Sublandlord. No express waiver by Sublandlord shall affect any default other than the default specified in such express waiver.

         25.      Expiration and Termination of Sublease and Holding Over.

                  (a) Expiration and Termination of Sublease. Upon the expiration or earlier termination of this Sublease, Subtenant shall immediately vacate the Subleased Premises and surrender possession thereof to Sublandlord, in substantially the same condition as when Subtenant took possession thereof, ordinary wear and tear and casualty excepted. In addition to, and without limitation of the foregoing, (A) Subtenant shall remove such Alterations (and restore the condition of the Subleased Premises) as required by the terms of this Sublease or as may be otherwise directed by Sublandlord in connection with Sublandlord's approval of Alterations, if any, and (B) Subtenant shall remove from the Subleased Premises all personal property not owned by Sublandlord or Landlord (such personal property not so removed shall be deemed

                                      24.

abandoned and title thereto shall automatically pass to Sublandlord without payment or credit to Subtenant) and (C) all Furniture and Wiring shall be in as good condition as existing on the Commencement Date, reasonable wear and tear excepted. Subtenant shall, within thirty (30) days after Sublandlord's written request, repair any damage to the Subleased Premises or other areas of the Building caused by the removal of any property by Subtenant.

                  (b) Holding Over. Subtenant shall not be entitled to remain in possession of the Subleased Premises after expiration of this Sublease. In the event Subtenant does not immediately surrender the Subleased Premises upon the expiration or earlier termination of this Sublease in accordance with the terms hereunder, Subtenant shall be a tenant at sufferance and Rent shall be increased to 150% of the Base Rent, Additional Rent and other sums that would have been payable pursuant to the provisions of this Sublease if the Term had continued during such holdover period, and Subtenant shall be responsible for all damages incurred by Sublandlord as a result of the holdover, including without limitation payments and penalties to the Prime Landlord pursuant to the Prime Lease and all consequential damages. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Subleased Premises shall have been vacated and surrendered in accordance with the terms and provisions of this Sublease. Sublandlord's acceptance of such rent shall not in any manner adversely affect Sublandlord's other rights and remedies, including Sublandlord's right to evict Subtenant and to recover damages.

         26.      Quiet Enjoyment.

         If and so long as Subtenant shall pay the rent reserved under this Sublease whenever the same shall become due and shall keep all of the covenants and agreements required by it to be kept during the term of this Sublease and shall perform all of its other obligations hereunder, Sublandlord shall not voluntarily take any action (including, without limitation, granting any express right to any other subtenant of Sublandlord) that results in the deprivation of the peaceful and quiet occupation and enjoyment of the Subleased Premises by Subtenant upon, and subject to, the terms of this Sublease; provide , that nothing contained in this Section 26 shall limit Sublandlord from exercising any rights of Sublandlord reserved hereunder or under the Prime Lease.

         27.      Sublandlord's and Subtenant's Power to Execute.

         Sublandlord (subject to Prime Landlord's and Lender's consent, if required under the terms of the Prime Lease) and Subtenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease. If Subtenant is a corporation or other entity, Subtenant hereby represents and warrants that Subtenant is duly formed and in good standing in its jurisdiction of organization and is duly qualified and authorized to do business in the state where the Subleased Premises are located (Subtenant agrees to supply evidence thereof to Sublandlord upon request); and that each person executing this Sublease on behalf of Subtenant is an officer or duly authorized representative of Subtenant, and that he, she or they, as the case may be, are duly authorized to execute, acknowledge and deliver this Sublease to Sublandlord (Subtenant agrees to supply a copy of a resolution or secretary's certificate to that effect to Sublandlord upon request).

                                      25.

         28.      Estoppel Certificate.

         Subtenant (and/or any permitted assignee, sub-subtenant, or other occupant of the Subleased Premises claiming by, through, or under Subtenant) agrees, upon not less than ten (10) days prior written request by Sublandlord, to deliver to Sublandlord a statement in writing signed by Subtenant certifying
(i) that this Sublease is unmodified and in full force and effect (or if there have been modifications, identifying the modifications); (ii) the date upon which Subtenant began paying Base Rent and the dates to which the Base Rent has been paid; (iii) that, to the best of Subtenant's knowledge, Sublandlord is not in default under any provision of this Sublease, or, if in default, the nature thereof; (iv) that there has been no prepayment of Base Rent other than that provided for in this Sublease; and (v) such further information with respect to the Sublease or the Subleased Premises as Sublandlord may reasonably request. Iii the event that Subtenant fails to deliver the foregoing estoppel certificate within ten (10) days of Sublandlord's request, then Sublandlord without limiting the Sublandlord's rights on account of such failure, does hereby make, constitute and irrevocably appoint Sublandlord as its attorney in fact and in its name, place and stead so to do.

         29.      No Recording.

         Subtenant shall not record this Sublease, or any portion or any reference hereto. In the event Subtenant records this Sublease, or permits or causes this Sublease, or any portion hereof or reference hereto to be recorded, this Sublease shall terminate at Sublandlord's option or Sublandlord may declare an Event of Default hereunder and pursue any and all of its remedies provided in this Sublease.

         30.      Default Interest.

         In the event that amounts to be paid hereunder are not paid in accordance herewith after applicable notice and cure periods, such unpaid amounts shall bear interest at the rate of 2% above the "Prime Rate" published from time to time by the Wall Street Journal (the "Default Rate"), until such amounts are paid.

         31.      Governing Law.

                  This Sublease shall be construed and interpreted in accordance with the internal laws (as opposed to conflicts of law principles) of the state where the Subleased Premises are located.

         32.      Notices.

                  Any notice by either party to the other shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by reputable overnight delivery service to the following:

If to Subtenant:           Peninsula Pharmaceuticals, Inc.
                           1701 Harbor Day Parkway
                           Alameda, CA 94502
                           Attn: Office of the President

                                      26.

Copy to:                   Cooley Godward LLP
                           Five Palo Alto Square
                           Palo Alto, CA 94306
                           Attention: Barclay Kamb

If to Sublandlord:         Lucent Technologies Inc.
                           600 Mountain Avenue
                           Murray Hill, NJ 07974
                           Attn: Lease Administration

with a copy to:            Lucent Technologies Inc.
                           600 Mountain Avenue
                           Murray Hill, NJ 07974
                           Attn: Corporate Counsel - Real Estate

Notice shall be deemed to have been given on the date received, if delivered personally, or by overnight delivery service, or, if mailed, three (3) business days after the date postmarked. Either party by notice to the other may change or add persons and places where notices are to be sent or delivered. In no event shall notice have to be sent on behalf of either party to more than three (3) persons.

         33.      Limitation of Liability.

                  Subtenant shall look solely to Sublandlord's estate and interest in the Building for the satisfaction of any right of Subtenant for the collection of a judgment or other judicial process requiring the payment of money by Sublandlord and no other property or assets of Sublandlord, Sublandlord's agents, officers, directors, employees, or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Subtenant's rights and remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder or under law, or Subtenant's use and occupancy of the Subleased Premises or any other liability of Sublandlord to Subtenant.

         34.      Subtenant's Property and Other Taxes.

                  (a) In addition to the Rent and other charges to be paid by Subtenant hereunder, Subtenant shall reimburse Sublandlord, upon demand, for any and all taxes payable by Sublandlord whether or not now customary or within the contemplation of the parties hereto, levied, assessed or imposed: (1) upon or with respect to the possession, subleasing, operation, management, maintenance, alteration, repair, use or occupancy by Subtenant of the Subleased Premises or any portion thereof; (2) upon the measured value of Subtenant's personal property owned, installed, used or located in the Subleased Premises, it being the intention of Sublandlord and Subtenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Subtenant; (3) upon the leasehold interest or any right of occupancy of Subtenant in the Subleased Premises; or (4) upon this transaction. Any reimbursement referred to above shall be collectible by Sublandlord as Additional Rent hereunder.

                  (b) If the tenant improvements in the Subleased Premises, installed or paid for by Subtenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to the building standard in other space in the Building are assessed,

                                      27.

then the real property taxes and assessment levied against the Prime Landlord, Sublandlord, or against the Building or any portion thereof, by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Subtenant and shall be governed by the provisions of Section 34(a) above. If the records of the tax assessor having jurisdiction over the Building are available and sufficiently detailed to serve as a basis for determining whether such tenant improvements are assessed at a higher valuation than building standard," such records shall be binding on both Sublandlord and Subtenant; otherwise, the actual cost of construction shall be the basis for such determination.

         35.      Non-Waiver.

                  No course of dealing, course of performance, or failure of Sublandlord to enforce any term, right or condition of this Sublease shall be construed as a waiver of such term, right or condition. No receipt of money by Sublandlord from Subtenant after notice of default, or after the termination of this Sublease or the commencement of any suit or final judgment of possession of the Subleased Premises, shall reinstate, continue or extend the term of this Sublease or affect any notice, demand or suit. The rights and remedies hereby created are cumulative, and the use of one remedy shall not be construed to exclude or waive the right to the use of another, or exclude any other right or remedy allowed by law.

         36.      Entire Agreement.

                  This Sublease (which includes each of the Exhibits attached hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Sublease. This Sublease is the result of negotiations between knowledgeable parties and their respective attorneys; accordingly, it shall be construed without regard to any presumption or rule requiring construction against the party causing an instrument or any portion thereof to be drafted. This Sublease may not be modified or terminated, nor any of its provisions waived except by a written instrument executed by all parties.

         37.      Binding Effect.

                  Except as otherwise expressly provided for in this Sublease, all the terms, covenants, conditions and provisions of this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Each provision of this Sublease to be performed by Subtenant shall be construed to be both a covenant and a condition, and if there shall be more than one Subtenant, they shall all be bound, jointly and severally, by the terms, covenants and conditions of this Sublease.

         38.      Consent of Prime Landlord.

                  Notwithstanding anything to the contrary contained in this Sublease, Subtenant acknowledges and agrees that wherever in this Sublease the consent of Sublandlord is to be obtained in connection with any action of the Subtenant, the Sublandlord shall have the right to withhold such consent (regardless of whether such consent may or may not be unreasonably withheld) in the event that (i) the Prime Landlord or its mortgagee has the right to consent to such action (under the Prime Lease or otherwise), and (ii) the Prime Landlord or its mortgagee (as applicable) refuses to consent to such action within a reasonable time after Sublandlord's request therefore from the Prime Landlord.

                                      28.

         39.      Brokers.

                  Cushman & Wakefield ("Broker") represents both Sublandlord and Subtenant in this Sublease. Bill McGrath ("Sublandlord's Agent) represents Sublandlord ("Sublandlord's Agent') and Charles Allen and Ryan Hattersley represent Subtenant ("Subtenant's Agents"). The parties acknowledge and approve said dual representation by Broker. The parties represent and warrant that they have had no dealings with real estate brokers or agent who may claim a commission other than Sublandlord's Agent and Subtenant's Agent. Each of Subtenant and Sublandlord agrees to indemnify and hold the other harmless from all damages, liability, and expense (including reasonable attorneys' fees and disbursements) arising from any breach of the foregoing representations or covenants made by the indemnifying party, including, without limitation, any claims or demands of any broker or brokers or finders for any commission alleged to be due to such broker or brokers or finders. Sublandlord shall be solely responsible for any commissions due to Broker as a result of this Sublease, pursuant to a separate agreement.

         40.      Time.

                  Time is of the essence of each and every provision hereof. If the performance of any obligation required hereunder or the last day of any time period determined in accordance with this Sublease is to occur on a Saturday, Sunday or holiday under the laws of the United States or the State in which the Subleased Premises is located, then such day shall be extended to the next succeeding Business Day.

         41.      Security Deposit.

                  (a) Subtenant shall deposit with Sublandlord upon the Subtenant's execution of this Sublease the amount of Forty-Eight Thousand and 00/100 Dollars ($48,000.00) (the "SECURITY DEPOSIT") in the form of a clean, irrevocable, nondocumentary, unconditional and transferable, standby letter of credit (the "LETTER OF CREDIT") as security for the full and faithful performance and observance by Subtenant of the terms, covenants and conditions of this Sublease, including the surrender of the Subleased Premises as herein provided. The Letter of Credit shall be in the form attached hereto as EXHIBIT F and shall be issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association (hereinafter referred to as the "ISSUING BANK") with offices for banking purposes in a major money market center, which shall have outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "AA" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Corporation, and has combined capital, surplus and undivided profits of not less than $1,000,000,000, which Letter of Credit shall name Sublandlord as beneficiary, be in the amount of the Security Deposit, have a term of not less than one year, permit multiple drawings, be fully and freely transferable by Sublandlord without the payment of any fees or charges, and otherwise be in form and content satisfactory to Sublandlord. If, upon any transfer, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Sublandlord and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term, unless the Issuing Bank sends notice (the "NON-RENEWAL NOTICE") to Sublandlord by certified mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that it elects not to have

                                      29.

such Letter of Credit renewed. Sublandlord shall have the right, exercisable upon its receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall hold or apply the proceeds of the Letter of Credit as a cash security deposit (to be applied toward the obligations of Subtenant at the times and to the extent any drawing under the Letter of Credit would otherwise have been applied) until such time as a replacement Letter of Credit satisfying the criteria set forth above shall be provided by the Subtenant to the Sublandlord pursuant to the terms of this provision.

                  (b) If Subtenant defaults in respect of any of the terms, covenants or conditions of this Sublease, including the payment of Rent, Sublandlord may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sum as to which Subtenant is in default. If Sublandlord applies or retains any part of the Security Deposit, Subtenant, upon demand, shall deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full Security Deposit on hand at all times during the Term or issue a new Letter of Credit complying with all the terms and provisions in this Section in the full amount of the Security Deposit. If Subtenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Sublease, the Letter of Credit shall be returned to Subtenant within thirty (30) days after the Expiration Date and after delivery of possession of the Subleased Premises to Sublandlord in the manner required by this Sublease. Subtenant expressly agrees that Subtenant shall have no right to apply any portion of the Security Deposit against any of Subtenant's obligations to pay Rent hereunder.

                  (c) Upon a transfer of the Sublandlord's interest in the Sublease, Sublandlord shall transfer the cash security to the transferee and, with respect to the Letter of Credit, and within five (5) days after notice of such transfer, Subtenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new sublandlord, as designated by Sublandlord in the foregoing notice or have the Letter of Credit reissued in the name of the new sublandlord (and, upon such re-issuance, Sublandlord shall return the original Letter of Credit) and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such security. Subtenant shall look solely to the new sublandlord for the return of such Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the security to a new sublandlord. Subtenant further covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Letter of Credit deposited herein as security and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         42.      Renewal Option.

                  (a) Provided Subtenant is not in default of this Sublease, on the date of the Notice to Renew (as hereinafter defined ) or on the applicable Expiration Date and on each such date shall be in occupancy of the entire Subleased Premises, Subtenant shall have the right to extend the Term for one (1) additional term of twelve (12) months (a "RENEWAL TERM") on the same terms and provisions of this Sublease as herein provided, except that (a) Base Rent during such Renewal Term shall be at an annual rate equal to the greater of
(i) the annual Fair Market Rent (as hereinafter defined) for the Subleased Premises for the applicable Renewal Term and (ii) Base Rent payable hereunder for the year in which the Expiration Date occurs, (b) Subtenant shall have no option to renew this Sublease beyond the expiration of the Renewal Term, and (c)

                                      30.

the Subleased Premises shall be delivered in their existing condition (on an "as-is" basis) at the time such Renewal Term commences. Such right shall be exercised by Subtenant by giving written notice (the "NOTICE TO RENEW") to Sublandlord at least six (6) months prior to the Expiration Date of the original Term. Time shall be of the essence for the exercise of such option. Tenant shall have no further right to extend or renew this Sublease. The renewal option set forth in this Section 42 is personal to the original named Subtenant and shall not inure to the benefit of any third party.

                  (b) Fair Market Rent. For the purposes of this Section 42, "Fair Market Rent" shall mean the Base Rent, on a so-called "gross" basis, that would be paid by a willing subtenant, not compelled to sublease, and accepted by a willing Sublandlord, not compelled to sublease, for the Subleased Premises as of the pertinent date taking in all relevant factors including without limitation, the terms of this Sublease, the comparable space and improvements in a comparable building in the market area. Fair Market Rent shall be determined by Sublandlord in a notice ("FAIR MARKET RENT NOTICE") delivered to Subtenant not later than three (3) months prior to the commencement of each Renewal Term.

                  (c) Dispute of Fair Market Rent. In the event Subtenant shall elect to dispute Sublandlord's determination of the Fair Market Rent, Subtenant shall be required to notify Sublandlord of such dispute in writing (the "DISPUTE NOTICE") within thirty (30) days after delivery to Subtenant of the Fair Market Rent Notice. Failure by Subtenant to so notify Sublandlord of Subtenant's dispute of the amount thereof shall be deemed to constitute Subtenant's acceptance thereof. If Subtenant shall timely notify Sublandlord of Subtenant's dispute, then the parties shall have thirty (30) days to negotiate an agreeable rate. If after thirty (30) days no agreement in place the determination of Fair Market Rent shall be determined by arbitration as hereinafter set forth. If such arbitration concerning Fair Market Rent shall not be concluded prior to the commencement of the applicable Renewal Term, Subtenant shall nevertheless pay all Fixed Rent and Additional Rent to Sublandlord with respect thereto from and after the commencement of the applicable Renewal Term, which shall include Fixed Rent as specified in the Fair Market Rent Notice. If the applicable Fair Market Rent as determined by arbitration is greater than or less than that specified in the Fair Market Rent Notice, then such adjustment as shall be needed to correct the amount previously paid by Subtenant on such overpaid or underpaid amount, as the case may be, computed from the date of such overpayment or underpayment, as the case may be, to the date of refund or payment, as appropriate shall be made in a payment by the appropriate party within thirty (30) days after the arbitration determination.

                  (d) Arbitration of Fair Market Rent. In the event that arbitration of the Fair Market Rent shall be required pursuant to this Section 42, then the following procedures shall apply:

                           (i) If Sublandlord or Subtenant desires to invoke the arbitration procedure set forth in this Section 42, the party invoking the arbitration procedure shall give a notice to the other party and shall in such notice appoint a person as arbitrator/broker on its behalf Within thirty (30) days after such notice, the other party by notice to the original party shall appoint a second person as arbitrator/broker on its behalf. The arbitrator/broker thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter; provided, however, that:

                                      31.

                           (A) If the second arbitrator shall not have been
                  appointed within the thirty (30) day period as aforesaid, the first arbitrator shall proceed to determine such matter and shall render his decision and award in writing within thirty
                  (30) days after the expiration of said thirty (30) day period; and

                           (B) If the two arbitrators are appointed by the
                  parties and shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may request such appointment by the nearest office of the American Arbitration Association or any organization which is the successor thereof (the "AAA"), or in its absence, refusal, failure or inability to act, may apply to a trial court of the state in which the Building is located having jurisdiction over the Land (the "COURT"), for the appointment of such arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment.

                           (ii) The arbitration shall be conducted in accordance with the then prevailing rules of the AAA, modified as follows:

                           (A) To the extent that any statute of the state in
                  which the Property is located imposes requirements different than those of the AAA in order for the decision of the arbitrator or arbitrators to be enforceable in the courts of such state, such requirements shall be complied with in the arbitration;

                           (B) Each arbitrator shall be disinterested and shall
                  not be affiliated with Sublandlord or Subtenant; and

                           (C) The arbitrators, if more than one, shall render
                  their decision and award in writing, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator.

                           (iii) Such decision and award or the decision and award of the single arbitrator as provided in this Section 42, shall be binding and conclusive on the parties, shall constitute an "award" by the arbitrator within the meaning of the AAA rules and applicable law, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Sublease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

                           (iv) Each party shall pay the fees and expenses of one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

                                      32.

         43.      Waiver of Trial By Jury.

                  The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in connection with any dispute under this Sublease.

         44.      Counterparts.

                  This Sublease may be executed in any number of counterparts, any or all of which may contain the signature of only one of the parties, and all of which shall be construed together as a single instrument.

         45.      Severability.

                  In the event that any provision of this Sublease is deemed to be invalid or unenforceable or any reason, this Sublease shall be construed as not containing such provision and the invalidity or unenforceability thereof shall not render any other provision of this Sublease invalid or unenforceable.

         46. Notice and Cure Rights of Sublandlord. In the event of any act or omission by Sublandlord that would give Subtenant the right to damages from Sublandlord or the right to terminate this Sublease by reason of a constructive or actual eviction from all or part of the Subleased Premises or otherwise, Subtenant shall not sue for such damages or exercise any such right to terminate until it shall have given written notice of such act or omission to Sublandlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Subleased Premises, and a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Sublandlord and such holder(s), or either of them, their agents or employees, shall be entitled to enter upon the Subleased Premises and do therein whatever may be necessary to remedy such act or omission. Subtenant waives all rights and remedies it may have under California Civil Code Sections 1941 and 1942 and any other rights or remedies it may now or hereafter have to make repairs at Sublandlord's expense and/or to deduct or offset the cost of the same.

         47. Sublandlord's Reserved Rights. Without limiting in any way Sublandlord's right to promulgate rules and regulations, Sublandlord shall have the following rights, exercisable without notice and without liability to Subtenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Subtenant's use or possession or giving rise to any claim for set off or abatement of rent:

                  (a) To change the Property's and/or the Building's name, design or street address.

                  (b) To approve, restrict, install, affix, maintain, and remove any and all signs on the exterior and interior of the Property and/or the Building, subject to any signage rights of Subtenant granted hereunder.

                  (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment and to control all internal lighting that may be visible from the exterior of the Property.

                                      33.

                  (d) To designate, restrict and control all sources from which Subtenant may obtain ice, drinking water, towels, toilet supplies, shoe shining, catering, food and beverages, or like or other services on the Subleased Premises and in general to reserve to Sublandlord the exclusive right to designate, limit, restrict and control any business and any service in or to the Property and its tenants.

                  (e) To retain at all times, and to use in appropriate instances, keys to all doors within and to the Subleased Premises.

                  (f) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Property, or any part thereof, and for such purposes to enter upon the Subleased Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Property and/or Building, to interrupt or temporarily suspend Property and/or Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Property and/or Building, all without abatement of rent or affecting any of Subtenant's obligations hereunder, so long as Subtenant's parking is not reduced the Subleased Premises are accessible.

                  (g) To have and retain a paramount title to the Subleased Premises free and clear of any act of Subtenant purporting to burden or encumber them.

                  (h) To grant to anyone the exclusive right to conduct any business or render any service in or to the Property and/or Building.

                  (i) To approve the weight, size and location of safes and other heavy equipment and articles in and about the Property and Building, and to require all such items and furniture and similar items to be moved into and out of the Property. Building and Subleased Premises only at such times and in such manner as Sublandlord shall direct in writing. Movements of Subtenant's property into or out of the Property and/or Building and within the Property are entirely at the risk and responsibility of Subtenant, and Sublandlord reserves the right to require permits before allowing any such property to be moved into or out of the Property.

                  (j) To prohibit the placing of vending or dispensing machines of any kind in or about the Subleased Premises without the prior written permission of Sublandlord.

                  (k) To have access for Sublandlord and other tenants of the Property to any mail chutes located on the Subleased Premises according to the rules of the United States Postal Service.

                  (l) To take all such reasonable measures as Sublandlord may deem advisable for the security of the Property and its occupants, including without limitation, the closing of the Property after normal business hours and on Saturdays, Sundays and holidays; subject, however, to Subtenant's right to admittance when the Property is closed after normal business hours under such reasonable regulations as Sublandlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Property, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Property.

                                      34.

             [BALANCE OF PAGE IS BLANK, SIGNATURES ARE ON NEXT PAGE]

                                      35.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

WITNESS:                                       SUBLANDLORD:

                                               LUCENT TECHNOLOGIES INC.,
                                               a Delaware corporation

                                               By:  /s/ Michael W. Charles
___________________________                       ------------------------
Name                                           Name:  Michael W. Charles
                                               Title: Transaction Manager

WITNESS:                                       SUBTENANT:
                                               PENINSULA PHARMACEUTICALS INC.,
                                               a Delaware corporation

/s/ Dirk Thye                                  By:  /s/ Paul F. Truex
---------------------------                       ------------------------------
                                               Name:  Paul F. Truex
                                               Title: President

                                      36.

                                    EXHIBIT A

                             THE SUBLEASED PREMISES

                                   [GRAPHIC]

                                      37.

                                    EXHIBIT B

1701 HARBOR BAY PARKWAY, ALAMEDA, CA.
SUITE 1400 FURNITURE INVENTORY

18 Technion cubes with standard two work surfaces
34 Technion overhead bins
56 - 2 drawer Meridian pedestal files-gray
9 Rosemount Manager work stations - gray
9 Overhead bins to go with gray Rosemount work stations
2 Rosemount Senior Manager work stations- red
2 Overhead bins to go with red Rosemount work stations
11 tear drop tables
1 DFM Director work station (Cherry Wood)
1 DFM 3-shelf bookcase
2 DFM 2-drawer pedestal files
2 cherry wood whiteboards
1 Conference room table
1 Credenza
1 corner table -3 leg
1 round meeting table
1 Gray metal 5-shelf bookcase -Gray Meridian
4 storage files
2-3 drawer lateral files-Gray Meridian
1-5 drawer lateral file-Gray Meridian
7-2 drawer lateral files-Gray Meridian
2-2 drawer pedestal files-Black Meridian
1-2 drawer lateral file-Black Meridian
7 office supply cabinets
18 white boards
33 desk chairs
27 guest chairs
1 mail sorter
2 folding tables
2 lunch tables
3 lunch chairs
Rolling File System made by Tab Products
1 Refrigerator

                                      38.

                                    EXHIBIT C

                                     WIRING

Subtenant shall be responsible to obtain a LAN switch, data network and voice network from outside vendors at Subtenant's sole cost and expense, Sublandlord shall not provide and Wiring does not include, such items. Any additional wiring not set forth on the attached Exhibit C shall be at the sole responsibility and expense of Subtenant. In addition, any rerouting of wiring must be rerouted by Subtenant, at its sole cost and expense, to the telecom room within the Subleased Premises.

                                      39.

                                    EXHIBIT D

                             CLEANING SPECIFICATIONS

THE FOLLOWING FUNCTIONS SHALL BE PERFORMED PER VISIT:

GENERAL OFFICES AND COMMON AREAS

1. Vacuum all carpeted floors, moving light furniture such as chairs, waste receptacles, and so forth. Return all furniture to proper place.

2. Clean all vertical surfaces and fixture including wall switches, doors, frames, and walls.

3. Empty and clean all waste receptacles. Remove all refuse to designated areas and replace trash liners.

4.       Vacuum and dust all lobby furniture.

5.       Clean entrance glass doors and lobby/office windows.

6.       Clean main reception area to a showcase condition.

7. Dust wipe, with a treated cloth, all horizontal surfaces within reach including desks, credenzas, chairs, file cabinets, and counters. Papers and folders left on desks will not be moved.

8.       Wipe clean signs, glass, pictures frames, etc.

9.       Sweep with dust control mop and spot mop all floors.

10. Spot clean carpets for minor spills and drips. (Excessive spotting excepted).

11.      Clean and sanitize drinking fountains if applicable.

12.      Clean smudges and finger prints on all interior glass partitions.

13. Report and log any unusual occurrences, problems with lights, plumbing, etc.

14. Turn off all lights, except designated night lights, secure all windows and doors upon leaving premises, set alarms.

REST ROOMS

1. Clean and disinfect all basins, bowls, urinals and showers with approved germicidal solution including tile walls near urinals.

2. Clean and polish all mirrors, counter tops, towel dispensers, receptacles and other metal accessories.

3.       Disinfect all chrome fixtures with germicidal solution.

4. Empty all trash including sanitary pails and clean as needed, changing liners daily.

5.       Restock all dispensers as needed.

6.       Mop floors and clean hard to reach places with germicidal cleaner.

7.       Remove spots and marks form partitions, doors, and walls.

                                      40.

BREAK OR LUNCH ROOM

1. Clean and disinfect all counters, tables, sinks, cabinets and appliances.

2.       Polish chrome fittings.

3. Sweep, mop and disinfect all floors, vacuum if applicable. Return all furniture to proper place.

4.       Empty all trash and clean the trash can(s).

5.       Wipe microwave/wipe refrigerator exterior.

6.       Clean all coffee stations.

7.       Refill all dispensers as needed.

8.       Empty recycle items as needed.

THE FOLLOWING FUNCTIONS SHALL BE PERFORMED WEEKLY:

GENERAL OFFICE AND COMMON AREAS

1.       Clean and disinfect telephones, copy machine and so forth.

2.       Remove finger prints and smudges from entrance walls.

3.       Thoroughly clean entrance doors and glass.

4.       Clean door kick plates and thresholds.

5.       Fully vacuum all carpets, wall to wall.

6. Dust and clean all doors, sashes, tops of partitions, and other low maintenance areas.

7.       Remove dust from baseboards, ledges, and window sills.

8.       Clean and dust behind plants and under desks.

9.       Detail conference tables and executive work areas.

10.      Spot clean interior glass.

11. Clean fabric furniture with a whisk broom to remove any dust, paper bits, hair, lint, etc.

12.      Completely mop all tile floors.

                                      41.

REST ROOMS

1.       Thoroughly clean all walls, partitions, doors, and mirrors.

2.       Perform high and low dusting.

3. Pour clean water into floor drains to prevent sewer gases from escaping.

BREAK OR LUNCH ROOM

1. Sweep, mop and disinfect all floors, vacuum if applicable. Return all furniture to proper place.

THE FOLLOWING SERVICES SHALL BE PERFORMED MONTHLY

GENERAL OFFICE AND COMMON AREAS.

1. Dust all high and hard to reach areas and fixtures beyond daily dusting.

2.       Brush and vacuum all wall and ceiling vents and grills in offices.

3.       Vacuum all fabric covered and/or upholstered furniture.

4.       Wipe down all non-fabric areas of furniture.

5.       Dust window blinds and wipe clean.

6. Clean carpet edges, corners, and other hard to reach, low traffic areas not included with daily vacuuming.

REST ROOMS

1.       Dust wall and ceiling vents.

2.       Thoroughly wash and sanitize all walls and partitions.

3.       Scrub all tile floors.

BREAK OR LUNCH ROOM

1. Dust all high and hard to reach areas and fixtures beyond daily dusting.

2.       Brush and vacuum all wall and ceiling vents and grills.

3.       Wipe down all non-fabric areas of furniture.

4.       Dust window blinds and wipe clean.

                                      42.

                                    EXHIBIT E

                              RULES AND REGULATIONS

         This exhibit, entitled "Rules and Regulations", is and shall constitute EXHIBIT E to that certain Sublease Agreement dated October 30, 2002 (the "Sublease'), by and between LUCENT TECHNOLOGIES INC., a Delaware corporation ("Sublandlord') and PENINSULA PHARMACEUTICALS, INC., a Delaware corporation ("Subtenant) for the leasing of certain premises located at 1701 Harbor Bay Parkway, Alameda, California (the "Premises"). The terms, conditions and provisions of this EXHIBIT E are hereby incorporated into and are made a part of the Sublease. Whenever the terms "Sublandlord" or "Subtenant" are used in these rules and regulations, they shall be deemed to include their respective employees, agents, contractors, and any other persons permitted by them to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Sublandlord in the manner set forth in the Sublease. Capitalized terms used in these Rules and Regulations which are not otherwise defined herein shall have the meaning ascribed to them in the Sublease. Reference to other tenants includes the Sublandlord's occupancy of the Building.

         1. Obstruction: The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Sublandlord and shall not be obstructed by Subtenant or used for any purposes other than ingress or egress to and from the Premises. Subtenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of the Sublandlord, such consent not to be unreasonably withheld or delayed. Unless Sublandlord has so consented or in case of emergency (as determined in Sublandlord's sole discretion), Sublandlord shall have the right to remove any obstruction or any such item without notice to Subtenant and at the expense of Subtenant. The floors, skylights and windows that reflect or admit light into any place in said Building shall not be covered or obstructed by Subtenant. Sublandlord shall have access to all mechanical and electrical equipment at all times. Any furnishings that impede access for regular or emergency maintenance or repair of this equipment are not allowed and any costs to move such equipment shall be charged to and paid by Subtenant. Except as otherwise set forth in the Sublease, the Building mechanical and electrical equipment shall remain the exclusive charge of Sublandlord.

         2. Deliveries: Subtenant shall insure that all deliveries to the Premises (including, without limitation, deliveries of mail, office supplies, beverages and soft drinks, catered meals and all other deliveries of bulk items) shall be made only upon the elevator(s) designated by Sublandlord for deliveries and only during the hours of 6:00 a.m. through 6:00 p.m., Monday through Friday and 8:00 a.m. through 12:00 p.m. on Saturday ("Business Hours"). Only hand carts with rubber tires and side guards shall be used in the Building. If any person making deliveries to Subtenant damages the elevator or any other part of the Building or Property, Subtenant shall pay to Sublandlord upon demand the amount required to repair such damage and restore the area to its previous condition.

         3. Moving: Furniture and equipment shall be moved in or out of the Building only upon the elevator(s) designated by Sublandlord for deliveries and then only during such hours and in such manner as may be prescribed by Sublandlord. Subtenant shall schedule any such deliveries or moving in advance with Sublandlord. Sublandlord shall have the right to approve or disapprove the movers or moving company employed by Subtenant and Subtenant shall cause

                                      43.

such movers to use only the loading facilities and elevator(s) designated by Sublandlord. If Subtenant's movers damage the elevator(s) or any other part of the Building, Subtenant shall pay to Sublandlord upon demand the amount required to repair such damage and restore the area to its previous condition.

         4. Heavy Articles: No safe or article the weight of which may, in the reasonable opinion of Sublandlord, constitute a hazard or may cause damage to the Building or its equipment, shall be moved into the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or cause damage to the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Sublandlord and Sublandlord shall have the right to designate the location of such articles in the Premises. Subtenant shall not exceed the floor load for the Premises and shall obtain the floor load from the Sublandlord prior to moving or placing any heavy items.

         5. Nuisance: Subtenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other subtenants or occupants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any governmental authority having jurisdiction over the Building (including, by way of illustration and not limitation, using the Premises for sleeping, lodging or cooking).

         6. Building Security: Sublandlord may restrict access to and from the Premises and the Building outside of the Business Hours of the Building at any time for reasons of building security. Subtenant shall not allow its visitors to wait or loiter in the corridors or common areas. All visitors must be escorted by an employee of the Subtenant at all times. Sublandlord may require identification of persons entering and leaving the Building and, for this purpose, may issue Building passes to tenants of the Building. Sublandlord shall not be liable to any person (including, without limitation, Subtenant) for excluding any person from the Building or for admission of any person to the Building at any time, or for damage, loss or theft resulting therefrom. Sublandlord reserves the right to expel or exclude from the Building any person who, in the judgment of Sublandlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building. All doors which are normally locked in and around the Building shall be left locked by Subtenant when the Premises are not in use. Corridor doors with a lockset shall not be left open at any time. Before leaving the Premises unattended, Subtenant shall close and lock all doors and turn off the lights where applicable.

         7. Pass Key: Landlord's staff may at all times have available a pass key to the Premises and shall at all times be allowed admittance to the Premises. Unless explicitly permitted by the Sublease, Subtenant shall not employ any person other than Sublandlord's contractors and employees for the purpose of cleaning and taking care of the Premises. Sublandlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring.

         8. Locks and Keys for Premises: No additional lock or locks shall be placed by Subtenant on any door in the Building and no existing lock shall be changed unless the written consent of Sublandlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Sublandlord, will be furnished by Sublandlord, and

                                      44.

Subtenant shall not have any duplicate keys made. Sublandlord may also furnish to Subtenant, at Subtenant's expense, a reasonable number of card keys or building passes permitting access and egress to and from the Building and elevators within the Building. The distribution and use of such card keys and passes by Subtenant and its employees shall be subject at all times to such additional rules as Sublandlord may promulgate from time to time. At the termination of this Sublease, Subtenant shall promptly return to Sublandlord all keys, card keys and building passes to the Building, offices, toilet rooms, and parking facilities. Subtenant shall promptly report to Sublandlord the loss or theft of any key, card key or building pass. Requests for additional keys, access cards, or building passes shall be honored by the Sublandlord and shall be charged to the Subtenant.

         9. Signs: Subtenant shall be entitled to signage rights as specified in the Sublease.

         10. Use of Water Fixtures: Water closets and other water fixtures shall not be used for any purpose other than for which the same are intended and no obstructing or improper substance shall be thrown, deposited or disposed of therein. Any damage resulting to the same from misuse on the part of Subtenant shall be paid for by Subtenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

         11. No Animals, Excessive Noise: No birds, fish, or other animals (other than guide dogs and service dogs) shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the subtenants of this or adjoining buildings or space by the use of any radio, musical instrument or singing, or by the making of loud or improper noises.

         12. Bicycles: Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas, if any, designated by Sublandlord as bicycle parking.

         13. Trash: Subtenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Subtenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Subtenant on the Premises or in any receptacles provided by Sublandlord for the Building. Subtenant will separate recyclable materials from other trash in accordance with Sublandlord's instructions. Subtenant shall adhere to the Building recycling program. No materials or items shall be placed in the recycling centers unless authorized and instructed by the Sublandlord.

         14. Windows and Entrance Doors: Window shades, blinds or curtains of a uniform Building standard color and pattern only shall be used for the exterior glass of the Building to give uniform color exposure through exterior windows. No awnings, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Sublandlord, including approval by Sublandlord of the quality, type, design, color and mariner of attachment. Subtenant entrance doors shall be kept closed at all times in accordance with the fire code.

         15. Hazardous Operations and Items: Except as otherwise set forth in the EMS Agreement and subject to the terms and provisions thereof or as otherwise necessary to comply with Legal Requirements): (a) Subtenant shall not operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Sublandlord's prior written consent, which consent may be withheld in Sublandlord's absolute discretion; (b) the use of oil, gas or

                                      45.

inflammable liquids for heating, lighting or any other purpose is expressly prohibited; (e) no flammable, combustible or toxic fluid or substance shall be brought into the Building; and (d) Subtenant shall not cause or permit any gas, liquids or odors to be produced upon or emanate from the Premises. Additionally, Subtenant shall not install any new steam or gas engine or boiler in the Premises without Sublandlord's prior written consent and no explosives, firearms, or other articles deemed extra hazardous shall be brought into the Building.

         16. Hours for Repairs Maintenance and Alterations: Any repairs, maintenance and alterations required or permitted to be done by Subtenant under the Sublease shall be done only during the Business Hours of the Building unless Sublandlord shall have first consented in writing to such work being done outside of such times. If Subtenant desires to have such work done by Sublandlord's employees on Saturdays, Sundays, Holidays or weekdays outside of Business Hours, Subtenant shall pay the extra cost of such labor. If Subtenant requires lighting or HVAC service on Saturdays, Sundays, Holidays or weekdays outside of Business Hours, Subtenant shall arrange for such services at least 24 hours in advance and shall pay a charge of $50.00 per hour.

         17. No Defacing of Premises: Except as permitted by Sublandlord, Subtenant shall not mark upon, cut, drill into, drive nails or screws into, or in any way deface the doors, walls, ceilings, or floors of the Premises or of the Building, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Sublandlord or its agents, and any defacement, damage or injury caused by Subtenant shall be paid for by Subtenant.

         18. Limit on Equipment: Subtenant shall not, without Sublandlord's prior written consent, install or operate any new (i.e., after the Commencement
Date) computer, duplicating or other large business machines or equipment, using more than 110 volts, 15 continuous load amps upon the Premises. If Subtenant requires any interior wiring such as for a business machine, intercom, printing equipment or copying equipment, such wiring shall be done only by Sublandlord's electrician for the Building and at Subtenant's expense. No electrical wiring shall be performed by any person unless previously approved in writing by Sublandlord or its representatives. Any degradation to the level of electric power quality, (i.e., harmonics, noise, spikes), in the Building, caused by Subtenant's equipment, or any Subtenant equipment affected by the level of power quality in the Building shall be remediated by Subtenant. Any use of power strips shall comply with all code regulations with respect to length and type of service. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the Building or by some other employee of Sublandlord who may be instructed by the manager of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Sublandlord or its representatives, as stated.

         19. Solicitation, Food and Beverages: Sublandlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Subtenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food, alcoholic beverages, services or merchandise in the Premises, nor install or permit the installation or use of any machine or equipment for dispensing goods or foods or beverages in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises without the approval of Sublandlord and in compliance with arrangements prescribed by Sublandlord, except in connection with a convenience lunch room or beverage and food for catered functions for employees, clients and guests of Subtenant (on a noncommercial basis).

                                      46.

Only persons approved in writing by Sublandlord shall be permitted to serve, distribute, or deliver food and 9 beverages within the Building, or to use the elevators or public areas of the Building for that purpose.

         20. Balconies and Roof. Sublandlord shall have access to all balconies and the roof during all hours even when such access requires Sublandlord to pass through the Premises or window openings.

         21. Smoke Free Building: If the Building is a smoke free building, the Subtenant shall not permit any of its employees, agents contractors, subcontractors, invitees, guests, or visitors to smoke in the Premises or the Building.

         22. Emergency Plans: Subtenant shall support and assist the Sublandlord in the development and maintenance of emergency action plans, including assigning floor wardens and participating in fire drills.

         23. Loading Docks: Subtenant shall have the right to use the loading dock and related facilities for deliveries and moving upon prior coordination with, and approval of, Sublandlord which approval shall not be unreasonably withheld or delayed.

                                      47.

                                    EXHIBIT F

                                LETTER OF CREDIT

                            [ISSUING BANK LETTERHEAD]

[Reference No. _____]                                  [Date]
Beneficiary:                                           Applicant:
Lucent Technologies Inc.                               [Name and Address of
600 Mountain Avenue                                            Subtenant
Murray Hill, NJ 07974
Attention: Lease Administration

Gentlemen/Ladies:

We hereby establish our irrevocable standby letter of credit
No.________________________ in your favor, effective immediately, our reference no. [_____________________], in the aggregate amount of U.S.D.
[_______________].

We hereby authorize you to draw on [issuing bank] at [New York address of issuing bank] by your draft(s) at sight, accompanied by your written statement, purportedly signed by one of your authorized representatives, reading as follows:

                  "The amount of our drawing, US$_____________________ , under [issuing bank] letter of credit no. [______________________] represents funds due and payable under a certain sublease dated as of [________________________], executed by and between LUCENT TECHNOLOGIES INC., as Sublandlord, and [___________], as Subtenant."

This letter of credit initially expires on [__________]. However, it is a condition of this letter of credit that it shall be deemed automatically extended without amendment for additional periods of one year from the present or each future expiration date hereof, but in any event not beyond its final expiration date of [__________], unless at least thirty (30) days prior to any such expiration date we notify you in writing at the above address by certified mail, overnight courier or hand delivery of our election not to so renew this letter of credit for any such additional period. After receipt of such notice but on or before the then current expiration date you may draw up to the then full aggregate amount available hereunder by means of your sight draft drawn on us accompanied by your written statement, purportedly signed by one of your authorized representatives, reading as follows:

                  "We are in receipt of written notice from [issuing bank] of its election not to renew letter of credit no. [__________] for an additional term of one year and as of the date of this drawing we have not received an acceptable replacement letter of credit or any other form of acceptable security from the applicant."

Partial drawings are permitted under this letter of credit, and each partial drawing shall reduce the total amount available hereunder by the amount of each partial drawing.

                                      48.

The Sublease mentioned above is for identification purposes only and is not intended that said Sublease be incorporated herein or form part of this letter of credit.

This letter of credit may be transferred in its entirety only to any transferee that you state in writing to us is the successor to the interest of the Sublandlord under the Sublease. Said transfer is to be effected at [New York address of issuing bank] and is contingent upon:

A.       the satisfactory completion of our transfer form attached hereto,

B. the return of the original of this letter of credit for endorsement thereon by us to the transferee, and

C. payment of the applicable transfer fee of $[__________] (if there is a transfer fee, must specify that it is to be paid solely by Subtenant).

In the event that this letter of credit is transferred, the sight draft and the signed statement required herein must be executed by on or behalf of the transferee as beneficiary.

We hereby agree with you that your drafts drawn under and in compliance with the terms of this letter of credit will be duly honored if presented at our office located at [New York address of issuing bank] on or before [__________] or any automatically extended date through [__________] as provided for herein.

Except so far as otherwise expressly stated herein, this letter of credit is subject to the uniform customs and practice for documentary credits (1993 revision), International Chamber of Commerce, Publication No. 500. As to matters not governed by the Uniform Customs and Practice for Documentary Credits, the laws of the state of New Jersey shall govern.

Yours very truly,

Authorized Signature

                                      49.